UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GENPACT LIMITED

(Name of Registrant as Specified In Its Charter)

None

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April 10, 2018

Dear Fellow Shareholder:

I am pleased to invite you to attend the 2018 Annual General Meeting of Shareholders of Genpact Limited to be held on Tuesday, May 8, 2018 at the Fairmont Chicago Millennium Park Hotel, 200 N Columbus Drive, Chicago, Illinois 60601. The Annual General Meeting will begin at 10 a.m. local time.

The enclosed Notice of our 2018 Annual General Meeting and Proxy Statement provide important information about the matters to be considered and voted upon at the annual meeting.  We hope that you will read the enclosed materials and submit your voting instructions by proxy.  Voting by proxy will ensure your representation at the annual meeting even if you are unable to attend in person.  The Board of Directors recommends that you vote FOR each director nominee included in Proposal No. 1 and FOR Proposal Nos. 2, 3 and 4 included in the enclosed notice.

Your vote is very important to us. Whether or not you plan to attend the annual meeting, we ask that you vote as soon as possible. Please review the instructions on the enclosed proxy card regarding each of your voting options.

Thank you for your ongoing support of and continued interest in Genpact.

Sincerely, N.V. “Tiger” Tyagarajan President and Chief Executive Officer

Notice OF 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Date:	Tuesday, May 8, 2018
Time:	10 a.m. local time
Location:	Fairmont Chicago Millennium Park Hotel, 200 N Columbus Drive, Chicago, Illinois 60601

Meeting Agenda

(1)	Elect eleven (11) directors to hold office until the next annual election or the election and qualification of their successors;
(2)	Approve, on a non-binding, advisory basis, the compensation of our named executive officers;
(3)	Approve the amendment and restatement of the Genpact Employee Stock Purchase Plans;
(4)	Approve the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and
(5)	Transact such other business as may properly come before the annual meeting or any adjournment thereof.

The Board recommends that you vote “FOR” each director nominee included in Proposal No. 1 and “FOR” Proposal Nos. 2, 3 and 4. The full text of these proposals is set forth in the accompanying proxy statement.

Voting Instructions

Shareholders of record at the close of business on March 9, 2018 are entitled to vote at the annual meeting.

Your vote is important regardless of the number of shares you own. Whether you expect to attend the annual meeting or not, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. You can also submit your proxy to vote your shares over the Internet as provided in the instructions set forth on the proxy card. Your prompt response will ensure that your shares are represented at the annual meeting. You can change your vote and revoke your proxy at any time before the polls close at the annual meeting by following the procedures described in the accompanying proxy statement.

Please let us know if you plan to attend the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 8, 2018: The Company’s proxy statement and annual report on Form 10-K are available at www.genpact.com.

By order of the Board of Directors, Heather D. White Corporate Secretary April 10, 2018

2018 Proxy Statement | i

ii | 2018 Proxy Statement

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

GENPACT LIMITED

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

May 8, 2018

This proxy statement contains information about the 2018 Annual General Meeting of Shareholders of Genpact Limited, which we refer to in this proxy statement as the “annual meeting” or the “meeting.” The annual meeting will be held on Tuesday, May 8, 2018, at the Fairmont Chicago Millennium Park Hotel, 200 N Columbus Drive, Chicago, Illinois 60601. The annual meeting will commence at 10 a.m. local time.

This proxy statement is furnished by the board of directors of Genpact Limited, which is also referred to as “Genpact” or the “Company” in this proxy statement, in connection with the solicitation of proxies for use at the annual meeting and at any adjournment of the annual meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in accordance with the recommendation of our board of directors. The board of directors recommends that you vote FOR each director nominee included in Proposal 1 and FOR Proposals 2, 3 and 4. A shareholder may revoke any proxy at any time before it is exercised by giving our Secretary written notice to that effect either before or at the annual meeting by signing and submitting another proxy with a later date or by attending the meeting in person and voting such holder’s shares.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 is being mailed to shareholders with the Notice of 2018 Annual General Meeting and this proxy statement on or about April 12, 2018.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the United States Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any shareholder upon written request to us c/o Genpact LLC, 1155 Avenue of the Americas, 4th Floor, New York 10036, Attention: Corporate Secretary.

2018 Proxy Statement | 1

Corporate Governance

OVERVIEW

We believe that good corporate governance is important to ensure that Genpact is managed for the long-term benefit of its shareholders.  Our board of directors is responsible for our governance practices and oversight of our strategy, operations and management.  Some of the principal responsibilities of the members of our board of directors are to:

•

exercise their business judgment to promote the long-term interests of the Company’s shareholders by providing strategic direction to the Company and overseeing management in the performance of the Company’s business activities;

•	review, approve and monitor significant financial and business strategies as developed by management;
•	evaluate the performance of the Company and its executive officers and approve CEO succession plans; and
•	review and approve material transactions and corporate activities not entered into in the ordinary course of business.

The board of directors has corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of our Company and our shareholders.  These guidelines, together with our bye-laws, our committee charters and our Code of Ethical Business Conduct, provide a governance framework for the board of directors and its committees.

The board of directors reviews our corporate governance guidelines and other corporate governance documents from time to time and revises them when it believes it serves the interests of the Company and its shareholders to do so and in response to changing regulatory and governance requirements.  The following sections provide an overview of our corporate governance practices.

You can obtain the current charters for our audit committee, compensation committee and nominating and governance committee, our corporate governance guidelines and our Code of Ethical Business Conduct at www.genpact.com or we will send you a copy upon request in writing to:

Genpact LLC

1155 Avenue of the Americas, 4th Floor

New York, New York 10036

Attention: Corporate Secretary

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to governance policies and practices that are designed to serve the best interests of Genpact and our shareholders. Our governance practices and policies include the following, among other things:

All directors elected annually	All of our directors serve one-year terms and are subject to re-election at each annual meeting.
Separate CEO and Chairman	We have an independent Chairman of the Board.
Independent board and committees	All of our directors other than our CEO are independent, and our standing board committees are made up entirely of independent directors.

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Annual board and committee self-assessments	The nominating and governance committee oversees an annual self-evaluation of the board and its committees and an assessment of each individual director.
Authority to call special meetings	Shareholders collectively holding more than 10% of our share capital have the right to call special general meetings.
Proxy access right	Eligible shareholders* can (subject to certain requirements) include their own director nominees in our proxy materials.
No shareholder rights plan (“poison pill”)	We do not have a poison pill.
Regular executive sessions of the board	Our board of directors, led by our independent Chairman, meets in executive session at each regularly scheduled meeting of the board.
Director access to management and advisors	Our board has full access to our senior management, who attend our regularly scheduled board meetings, and to advisors as the board determines necessary.
Active shareholder engagement	We regularly engage with our shareholders and solicit their feedback on our corporate governance and pay practices.
One vote per share	We have only one class of common shares, and each share entitles the holder to one vote on any matter requiring shareholder approval.
Shareholder approval required for bye-law amendments

Our bye-laws may be revoked, altered or amended only with the approval (i) first of the board of directors and then (ii) by a simple majority of shareholders entitled to vote, except in the case of the limited supermajority voting requirements described below.

Limited supermajority voting requirements

Our bye-laws do not contain supermajority voting requirements except (i) to alter the manner in which the bye-laws may be amended or revoked, (ii) to alter the rights of any class of shares issued and outstanding, (iii) to amend the bye-law defining the events that vacate the office of any sitting director, and (iv) to amend the bye-law concerning the appointment of directors in the event that the board of directors has elected to create a classified board.

CEO equity ownership requirement	Our CEO is required to own at least a number of our common shares with a value of six times his base salary.

* See “Important Information about the Annual General Meeting and Voting—How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2019 annual general meeting?” on page 64 for information about submitting proposals for consideration at our next annual meeting. See also the section titled “Director Nomination Process” below for information about how to propose a director nominee for election to our board.

DIRECTOR INDEPENDENCE

Pursuant to the corporate governance listing standards of the New York Stock Exchange (“NYSE”), a director employed by us cannot be deemed to be an “independent director,” and consequently Mr. Tyagarajan is not an independent director. The board has determined that none of the other current directors has a material relationship with us for purposes of the NYSE corporate governance listing standards and accordingly each is independent under such NYSE standards. In making its

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independence determinations, the board considered the relationship between our Company and Bain Capital, as affiliates of Bain Capital own approximately 21% of our outstanding common shares, the fact that Messrs. Chandra, Humphrey and Nunnelly serve on our board as designees of Bain Capital pursuant to the terms of our shareholder agreement with affiliates of Bain Capital, and the fact that Messrs. Chandra and Humphrey are managing directors of Bain Capital.

DIRECTOR NOMINATION PROCESS

In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, the nominating and governance committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, knowledge of our business and industry, experience, diligence, absence of any conflicts of interest and the ability to act in the interests of all shareholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. We do not have a formal or informal diversity policy for board membership, but the nominating and governance committee is committed to considering diversity in accordance with its charter.

Shareholders may recommend individuals to the nominating and governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, including information regarding the number of shares owned by any potential director candidate, and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common shares for at least a year as of the date such recommendation is made, to the Secretary of the Company, c/o Genpact LLC, 1155 Avenue of the Americas 4th Floor, New York, NY 10036. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

MEETINGS OF THE BOARD OF DIRECTORS

The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The board of directors’ primary responsibility is to oversee the management of Genpact and, in so doing, serve the best interests of the Company. Subject to the recommendations of the nominating and governance committee, the board of directors selects, evaluates and provides for the succession of executive officers, and the board of directors nominates for election at annual general shareholder meetings individuals to serve as directors of Genpact and elects individuals to fill any vacancies on the board of directors to the extent not filled by shareholders in general meetings. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of Company activity through presentations at board of directors and committee meetings.

The board of directors met, in person or telephonically, 12 times in 2017. During 2017, each of our directors attended 75% or more of the total number of meetings of the board of directors and the committees of which such director was a member during the period of time he or she served on such committee. Our Corporate Governance Guidelines set forth our policy that directors are expected to attend annual general meetings of shareholders. All of our directors serving in such capacity at the time of the 2017 annual meeting attended the 2017 annual meeting.

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COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors has standing audit, compensation and nominating and governance committees. Each committee has a charter that has been approved by the board of directors. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Mr. Tyagarajan is the only director who is an employee of Genpact, and he does not participate in any meeting, or portions of any meeting, at which his compensation or performance is evaluated. All members of all committees are non-employee directors and the board of directors has determined that all of the members of our three standing committees are independent as defined under the rules of the NYSE, and, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

The table below sets forth the committees of our board, the composition of each committee and the number of meetings of each committee during 2017.

BOARD COMMITTEES
Board Member	Audit	Compensation	Nominating and Governance
Amit Chandra			Member
Laura Conigliaro	Member
Carol Lindstrom		Member
James Madden		Member	Chair
Alex Mandl(1)	Chair
CeCelia Morken	Member
Mark Nunnelly		Chair
Robert Scott(2)	Member	Member	Member
Mark Verdi	Member
Number of meetings in 2017	7	6	2
(1)	Audit committee financial expert as defined by SEC rules.
(2)	Chairman of the board of directors.

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The tables below set forth the primary responsibilities of each committee of our board.  The lists of responsibilities set forth below are not exhaustive.  A complete list of each committee’s responsibilities can be found in the charter for each committee, available on our website, www.genpact.com.

Audit Committee

MEMBERS(1) Alex Mandl (Chair)(2) Laura Conigliaro CeCelia Morken Robert Scott Mark Verdi

PRIMARY RESPONSIBILITIES

▪     Appointing, approving the compensation of, and assessing the independence of our registered independent public accounting firm.

▪      Overseeing:

•     the performance of any registered public accounting firm employed by us to provide audit services, including such firm’s qualifications and independence;

•     the quality and integrity of our accounting and reporting practices and controls, including our financial statements and reports;

•     the performance of our internal audit function; and

•     our compliance with legal and regulatory requirements.

▪     Preparing an audit committee report as required by the SEC to be included in our annual proxy statement.

▪     Reporting regularly to our full board of directors with respect to any issues raised by the foregoing.

▪     Investigating any matter brought to its attention within the scope of its duties and retaining counsel for this purpose where appropriate.

(1)	The board has determined that each member of the audit committee meets the financial literacy and independence requirements of the SEC and the NYSE applicable to audit committee members.
(2)

Mr. Mandl has been determined to be an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and to have accounting or related financial management expertise as required by the NYSE listing standards.

Compensation Committee

MEMBERS(1) Mark Nunnelly (Chair) Carol Lindstrom James Madden Robert Scott

PRIMARY RESPONSIBILITIES

▪     Reviewing our compensation practices and policies, including equity plans.

▪     Reviewing and approving performance and compensation for our chief executive officer and senior executives.

▪     Reviewing and consulting with our chief executive officer concerning selection of officers, performance of individual senior executives and related matters.

▪     Reviewing and approving compensation for our directors, including the chairman of the board.

▪     Reviewing and discussing the management disclosures in our “Compensation Discussion and Analysis” and recommending to the board whether such disclosures shall be included in the appropriate regulatory filing.

▪     Overseeing our equity plans, incentive compensation plans and any such plans that the board may from time to time adopt and exercising all the powers, duties and responsibilities of the board of directors with respect to such plans.

▪     Preparing a compensation committee report for inclusion in our proxy statement.

▪     Selecting and retaining a compensation consultant and outside advisors to provide independent advice to the committee.

▪     Reporting regularly to our full board of directors with respect to any issues raised by the foregoing.

(1)	The board has determined that each member of the compensation committee meets the independence requirements of the SEC and NYSE applicable to compensation committee members.

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Nominating and Governance Committee

MEMBERS(1) James Madden (Chair) Amit Chandra Robert Scott

PRIMARY RESPONSIBILITIES

▪     Making recommendations as to the size, composition, structure, operations, performance and effectiveness of our board of directors.

▪     Establishing criteria and qualifications for membership on our board of directors and its committees.

▪     Assessing and recommending to our board of directors strong and capable candidates qualified to serve on our board of directors and its committees.

▪     Developing and recommending to our board of directors a set of corporate governance principles, including independence standards.

▪     Conducting an annual review and evaluation of our chief executive officer, our board of directors and our board committees.

▪     Overseeing the succession plans for our chief executive officer and senior management.

▪     Otherwise taking a leadership role in shaping our corporate governance.

▪     Reporting regularly to our full board of directors with respect to any issues raised by the foregoing.

(1)	The board has determined that each member of the nominating and governance committee meets the independence requirements of the SEC and NYSE applicable to nominating and governance committee members.

BOARD LEADERSHIP STRUCTURE

The positions of chairman of the board and Chief Executive Officer have historically been separated at Genpact. Keeping these positions separate allows our Chief Executive Officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board in its exercise of business judgment to promote the long-term interests of our shareholders by providing strategic direction and overseeing management. The Board believes that keeping these positions separate is the appropriate leadership structure for us at this time.

RISK OVERSIGHT

Our management is responsible for risk management on a day-to-day basis, and our board and its committees oversee the risk management activities of management. The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses policies with respect to risk assessment and risk management. The Compensation Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

COMMUNICATING WITH THE INDEPENDENT DIRECTORS

The board of directors will give appropriate attention to written communications that are submitted by shareholders and other interested parties, and will respond if and as appropriate. The nominating and governance committee, with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from shareholders and other interested parties and for providing copies or summaries to the other directors as its members consider appropriate. Our non-executive chairman, Mr. Scott, serves as the presiding director at all executive sessions of our non-management directors.

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Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the nominating and governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company may receive repetitive or duplicative communications.

Shareholders and interested parties who wish to send communications on any topic to the board of directors should address such communications to:

Board of Directors

Genpact Limited

c/o Genpact LLC

1155 Avenue of the Americas, 4th Floor

New York, New York 10036

Attention: Corporate Secretary

CODE OF ETHICAL BUSINESS CONDUCT

Our board of directors has adopted a code of ethical business conduct applicable to our directors, officers and employees in accordance with applicable rules and regulations of the SEC and the NYSE. The code is posted on our website at www.genpact.com under the heading “Investors—Corporate Governance.” We will also provide a copy of the code to shareholders upon request. We disclose any material amendments to our code of ethical business conduct, as well as any waivers for executive officers or directors, on our website.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Genpact Limited is a participant, the amount involved exceeds $1,000,000 (or such lower threshold as our audit committee may from time to time determine), and one of our officers, directors, director nominees or 5% shareholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the board’s audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. The audit committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in the Company’s best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

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In addition to the transactions that are excluded by applicable SEC rules, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and a transaction that is specifically contemplated by provisions of our charter or bye-laws.

Shareholder Agreement

The shareholder agreement among us and Bain Capital and its co-investors provides that Bain Capital has the right to designate for nomination four directors to our board, so long as Bain Capital maintains certain minimum shareholding thresholds, and the shareholders party to the agreement have agreed to vote their shares for the election of such persons. The number of directors that Bain Capital is entitled to designate for nomination is reduced if its ownership of our common shares declines below certain levels and such right ceases if such ownership falls below 7.5% of our outstanding common shares, and also may be increased in certain circumstances. As of December 31, 2017, given the size of its shareholding, Bain Capital is entitled to designate for nomination three directors pursuant to the shareholder agreement.

Subject to certain conditions and with certain exceptions, the shareholder agreement grants Bain Capital the right to require us to register for public resale under the Securities Act of 1933 all common shares that it requests be registered. In addition, subject to certain conditions and with certain exceptions, the shareholder agreement grants Bain Capital piggyback rights on any registration for our account or the account of any other holder of our common shares. These rights are subject to certain limitations, including customary cutbacks and other restrictions. In connection with our initial public offering or the other registrations described above, we have and will indemnify any selling shareholders against liabilities resulting from violations of federal or state securities laws by us in connection with any registration statement, prospectus or other disclosure statement used in connection with any registration of our securities and, subject to certain exceptions, we will bear all fees, costs and expenses, except underwriting discounts and selling commissions.

Prior to the one-year anniversary of the date when Bain Capital’s ownership of our common shares falls below 7.5%, Bain Capital is subject to certain restrictions with respect to the acquisition of additional securities of, and certain exercises of control over, including making any offers for the purchase of, the Company. Notwithstanding the foregoing, the shareholder agreement grants Bain Capital the right to maintain its percentage ownership in the event we issue additional securities by purchasing a percentage of any additional securities we issue.

The shareholder agreement also contains provisions regarding corporate opportunities under which directors nominated by Bain Capital pursuant to the shareholder agreement are not required to present to us certain corporate opportunities.

Expense Reimbursement Agreement

Pursuant to an expense reimbursement agreement between us and Bain Capital Partners, LP entered into on March 3, 2015, we have agreed to reimburse Bain Capital Partners, LP and its affiliates for reasonable out-of-pocket expenses incurred by their respective representatives in connection with

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certain financial, managerial, operational or strategic advice or other services provided to us by Bain Capital Partners, LP since January 1, 2013, and as may be mutually agreed from time to time by the Company and Bain Capital Partners, LP. The expense reimbursement agreement also provides for our indemnification of Bain Capital Partners, LP, Bain Capital Investors, LLC and their respective affiliates and representatives subject to certain terms and conditions. The initial term of the expense reimbursement agreement ran until December 31, 2015, with automatic annual renewals thereafter unless either party chooses not to extend the term. In addition, the expense reimbursement agreement may be terminated at any time by either party. Affiliates of Bain Capital Partners, LP currently own approximately 21% of our common shares outstanding. We have reimbursed a total of $47,952 for expenses incurred in 2017 pursuant to the expense reimbursement agreement.

Acquisition of Rage Frameworks

On March 14, 2017, we acquired all of the outstanding equity interest in Rage Frameworks, Inc., a leader in knowledge-based automation technology and services providing artificial intelligence for companies.  The purchase price we paid for the acquisition of Rage Frameworks was approximately $125 million.  Mark Nunnelly, one of our directors and a member of our compensation committee, was a minority shareholder of Rage Frameworks at the time of closing and received less than 1% of the purchase price as consideration for his equity interests.  Our board of directors reviewed and approved this transaction in accordance with the policies and procedures for related person transactions described above, and Mr. Nunnelly recused himself from all board discussions concerning Rage Frameworks, including the vote to approve the transaction.

Secondary Offerings

On August 18, 2017, we completed a secondary offering of our common shares pursuant to our shareholder agreement with affiliates of Bain Capital described above. In an underwritten public offering, certain affiliates of Bain Capital, together with their co-investor, GIC Private Limited (the “Selling Shareholders”), sold 10.0 million of our common shares at a price of $28.72 per share. All of the common shares were sold by the Selling Shareholders and, as a result, we did not receive any of the proceeds from the offering.

On November 20, 2017, in accordance with the shareholder agreement, we completed an additional secondary offering of our common shares pursuant to which the Selling Shareholders sold 10.0 million of our common shares at a price of $30.26 per share in an underwritten public offering. All of the common shares were sold by the Selling Shareholders and, as a result, we did not receive any of the proceeds from the offering.

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Security Ownership of Certain Beneficial Owners and Management

The following table contains information regarding the beneficial ownership of our common shares as of March 9, 2018 by:

•	each shareholder we know to own beneficially more than 5% of our outstanding common shares;
•	each director;
•	each executive officer named in the 2017 Summary Compensation Table under the heading “Information about Executive and Director Compensation;” and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Common shares subject to options that are currently exercisable or exercisable within 60 days of March 9, 2018 are deemed to be outstanding and beneficially owned by the person holding such options. Such shares, however, are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 192,109,536 common shares of Genpact Limited outstanding on March 9, 2018.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Shares
Known 5% Beneficial Owners
Glory Investments A Limited(3)	40,538,196	21.10%
Wellington Management Group, LLP(4)	21,304,663	11.09%
BlackRock, Inc.(5)	12,772,040	6.65%
The Vanguard Group(6)	12,526,416	6.52%
Brown Advisory Incorporated(7)	12,298,926	6.40%
Nalanda India Equity Fund Limited(8)	10,817,735	5.63%
FMR LLC(9)	10,668,949	5.55%
Directors and Executive Officers
N.V. Tyagarajan(10)	2,373,057	1.24%
Edward J. Fitzpatrick(11)	186,926	*
Patrick Cogny(12)	140,574	*
Arvinder Singh(13)	169,569	*
Mohit Thukral(14)	141,938	*
Amit Chandra(15)	25,326	*
Laura Conigliaro(16)	36,831	*
David Humphrey(17)	27,620	*
Carol Lindstrom(18)	9,144	*
James Madden(19)	4,700	*
Alex Mandl(20)	35,950	*
CeCelia Morken(21)	12,172	*
Mark Nunnelly(22)	27,620	*
Robert Scott(23)	103,162	*
Mark Verdi(24)	27,620	*
Current Directors and Executive Officers as a group (17 persons)	3,618,406	1.88%
*	Number of shares represents less than 1% of outstanding common shares.

2018 Proxy Statement | 11

(1)	Unless noted otherwise, the business address of each beneficial owner is c/o Genpact Limited, Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares shown as beneficially owned.
(3)

Based solely on a Schedule 13D filed with the SEC on November 20, 2017. The common shares included in this table consist of: (1) 11,289,074 shares held by Glory Investments A Limited (“Glory A”), (2) 27,836,041 shares held by Glory Investments B Limited (“Glory B”), (3) 1,314,126 shares held by Glory Investments IV Limited (“Glory IV”), and (4) 98,955 shares held by Glory Investments IV-B Limited (“Glory IV-B”). Glory A, Glory B, Glory IV and Glory IV-B (collectively, the “Glory Entities”) and Glory Investments TA IV Limited (“Glory TA IV”) are party to an amended and restated shareholders agreement and an investor agreement, each dated October 25, 2012, pursuant to which Glory TA IV was appointed as representative of the investors named therein for matters relating to the voting and disposition of the shares held by the Glory Entities. Bain Capital Investors, LLC (“BCI”) is the Class A shareholder of Glory TA IV. The governance, investment strategy and decision-making process with respect to investments held by the Glory Entities is directed by the Global Private Equity Board of BCI. By virtue of the relationships described in this footnote, BCI may be deemed to exercise voting and dispositive power with respect to the shares held by the Glory Entities. The business address of each of the Glory Entities is c/o Glory Investments TA IV Limited, Suite 110, 10th Floor, Ebene Heights Building, Ebene Cybercity, Ebene, Mauritius, and the business address of BCI is c/o Bain Capital Investors, LLC, 200 Clarendon Street, Boston, MA 02116.  The amount shown in this table does not include 7,392,645 common shares held by GIC Private Limited and 50,812 common shares held by RGIP, LP, each a co-investor of the Glory Entities under an investor agreement dated October 25, 2012.

(4)

Based solely on a Schedule 13G/A filed with the SEC on February 8, 2018.  The business address of Wellington Management Group, LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(5)	Based solely on a Schedule 13G filed with the SEC on February 1, 2018. The business address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.
(6)	Based solely on a Schedule 13G/A filed with the SEC on February 8, 2018. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(7)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018. This amount includes 12,064,675 common shares beneficially owned by Brown Advisory, LLC and 234,251 common shares beneficially owned by Brown Investment Advisory and Trust Company. The business address of Brown Advisory Incorporated is 901 South Bond Street, Ste. 400, Baltimore, MD 21231.

(8)

Based solely on a Schedule 13G filed with the SEC on October 23, 2014. The business address of Nalanda India Equity Fund Limited is Lot 203A, 2nd Floor, Moka Business Center, Montagne Ory Road, Bon Air, Moka, Mauritius.

(9)	Based solely on a Schedule 13G filed with the SEC on February 13, 2018. The business address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(10)

This amount includes options to purchase 2,118,302 shares owned by Mr. Tyagarajan that are exercisable within 60 days, 244,755 shares held directly by Mr. Tyagarajan, and 10,000 shares held in trust for the benefit of Mr. Tyagarajan’s family members.

(11)	This amount includes options to purchase 125,000 shares that are exercisable within 60 days and 61,926 shares held directly by Mr. Fitzpatrick.
(12)	This amount includes options to purchase 129,827 shares that are exercisable within 60 days and 10,747 shares held directly by Mr. Cogny.
(13)	This amount includes options to purchase 145,000 shares that are exercisable within 60 days and 24,569 shares held directly by Mr. Singh.
(14)	This amount includes options to purchase 95,000 shares that are exercisable within 60 days and 46,938 shares held directly by Mr. Thukral.
(15)

This amount includes 20,626 shares held directly by Mr. Chandra and 4,700 vested restricted share units, the shares underlying which will be issued on December 31, 2018. This amount does not include common shares held by the Glory Entities. Mr. Chandra is a Managing Director of Bain Capital Advisors (India) Private Limited. The business address of Mr. Chandra is c/o Bain Capital Advisors (India) Private Limited, 2nd Floor, Free Press House, Nariman Point, Mumbai 400 021, India.

(16)	This amount includes 32,131 shares held directly by Ms. Conigliaro and 4,700 vested restricted share units, the shares underlying which will be issued on December 31, 2018.
(17)

This amount includes 22,920 shares held directly by Mr. Humphrey and 4,700 vested restricted share units, the shares underlying which will be issued on December 31, 2018. This amount does not include common shares held by the Glory Entities. Mr. Humphrey is a Managing Director of BCI. The business address of Mr. Humphrey is c/o Bain Capital Investors, LLC, 200 Clarendon Street, Boston, MA 02116.

(18)	This amount includes 4,444 shares held directly by Ms. Lindstrom and 4,700 vested restricted share units, the shares underlying which will be issued on December 31, 2018.
(19)	This amount includes 4,700 vested restricted share units held by Mr. Madden, the shares underlying which will be issued on December 31, 2018.
(20)	This amount includes 31,250 shares held directly by Mr. Mandl and 4,700 vested restricted share units held by Mr. Mandl, the shares underlying which will be issued on December 31, 2018.
(21)

This amount includes 4,270 shares held directly by Ms. Morken, 4,700 vested restricted share units, the shares underlying which will be issued on December 31, 2018, and 3,202 unvested restricted share units held by Ms. Morken that will vest within 60 days.

(22)	This amount includes 22,920 shares held directly by Mr. Nunnelly and 4,700 vested restricted share units, the shares underlying which will be issued on December 31, 2018.
(23)	This amount includes 92,587 shares held directly by Mr. Scott and 10,575 vested restricted share units, the shares underlying which will be issued on December 31, 2018.
(24)	This amount includes 22,920 shares held directly by Mr. Verdi and 4,700 vested restricted share units, the shares underlying which will be issued on December 31, 2018.

12 | 2018 Proxy Statement

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common shares to file with the SEC initial reports of ownership of our common shares and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Executive officers, directors and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on our review of copies of reports filed with the SEC and except as set forth in the above table, we do not believe that there are currently any beneficial owners of more than ten percent of our common shares.

Based solely on our review of copies of reports filed by our directors and executive officers with the SEC or written representations from such persons pursuant to Item 405 of Regulation S-K, we believe that during the fiscal year ended December 31, 2017, all filings required to be made by our directors and executive officers pursuant to Section 16(a) with respect to Genpact Limited securities were made in accordance with Section 16(a).

2018 Proxy Statement | 13

Director Nominees

Our board of directors currently consists of eleven members. The nominating and governance committee of the board of directors has recommended to the board of directors, and the board of directors has nominated, the eleven persons whose biographies appear below for election as directors with terms expiring at the 2019 annual meeting. Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the eleven nominees, each to serve for a one-year term until their successors are elected or the incumbent resigns. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. In the event any nominee for director declines or is unable to serve, there will be a vacancy created on the board of directors, which the board of directors may fill on the recommendation of the nominating and governance committee.

Set forth below is certain biographical information as of the date of this proxy statement about each nominee for election to our board of directors, including information each nominee has given us about his or her age, his or her principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she has served as a director in the past five years. The information presented reflects the specific experience, qualifications, attributes and skills that led the board to conclude that each of these individuals is well-suited to serve on our board. Information about the number of common shares beneficially owned by each current director appears under the heading “Security Ownership of Certain Beneficial Owners and Management.”

DIRECTOR PROFILES

NV “Tiger” Tyagarajan	Robert Scott
Director Since: 2011 Age: 57	Director Since: 2006 Age: 72 INDEPENDENT Committees: Nominating and Governance, Compensation, Audit

BUSINESS EXPERIENCE

•       President and Chief Executive Officer, Genpact (2011 to present)

•       Chief Operating Officer, Genpact (2009-2011)

•       Executive Vice President, Sales, Marketing, and Business Development, Genpact (2005-2009)

QUAFLICATIONS FOR BOARD SERVICE

•       Extensive knowledge of our industry and business and service as our Chief Executive Officer.

BUSINESS EXPERIENCE

•       Chairman of the Board, Genpact (2011 to present)

•       Advisory Director, Morgan Stanley

•       President and COO, Morgan Stanley (2001-2003)

PAST PUBLIC COMPANY BOARDS

•       IntercontinentalExchange Group, Inc.

•       NYSE Euronext

QUAFLICATIONS FOR BOARD SERVICE

•       Experience as the chief operating officer of Morgan Stanley and service on other public company boards.

14 | 2018 Proxy Statement

Amit Chandra	Laura Conigliaro
Director Since: 2012 Age: 49 INDEPENDENT Committees: Nominating and Governance	Director Since: 2013 Age: 72 INDEPENDENT Committees: Audit

BUSINESS EXPERIENCE

•       Managing Director, Bain Capital India Private Limited (2008 to present)

•       Board Member and Managing Director, DSP Merrill Lynch (1994-2007)

PAST PUBLIC COMPANY BOARDS

•       L&T Finance Holdings Limited

•       Tata Investment Corporation

•       Piramal Enterprises

QUAFLICATIONS FOR BOARD SERVICE

•       Experience serving on the boards of other public companies in India.

BUSINESS EXPERIENCE

•       Partner, Co-director, America’s Equity Research Unit; Technology equity research business unit leader; Analyst, hardware systems sector, Goldman Sachs (1996-2011)

•       Analyst, Prudential Securities (1979-1996)

PAST PUBLIC COMPANY BOARDS

•       Infoblox Inc.

•       Arista Networks

•       Dell Inc.

QUAFLICATIONS FOR BOARD SERVICE

•       Extensive knowledge of the financial services and technology industries and service on other public company boards.

David Humphrey	Carol Lindstrom
Director Since: 2012 Age: 40 INDEPENDENT	Director Since: 2016 Age: 64 INDEPENDENT Committees: Compensation

BUSINESS EXPERIENCE

•       Managing Director, Bain Capital (2001 to present)

•       Investment Banker, Lehman Brothers (1999-2001)

CURRENT PUBLIC COMPANY BOARDS

•       Symantec Corporation

PAST PUBLIC COMPANY BOARDS

•       Bloomin’ Brands, Inc.

•       Bright Horizons Family Solutions, Inc.

QUAFLICATIONS FOR BOARD SERVICE

•       Experience in the technology sector and serving on the boards of other public companies.

BUSINESS EXPERIENCE

•       Vice Chairman, Deloitte LLP; President, Deloitte Foundation; Director, Deloitte & Touche LLP Board (1995-2016)

•       Partner, Andersen Consulting

CURRENT PUBLIC COMPANY BOARDS

•       Energous Corporation

•       Exponent, Inc.

QUAFLICATIONS FOR BOARD SERVICE

•       Extensive experience in the fields of technology and consulting.

2018 Proxy Statement | 15

James Madden	Alex Mandl
Director Since: 2005 Age: 56 INDEPENDENT Committees: Nominating and Governance (Chair), Compensation	Director Since: 2013 Age: 74 INDEPENDENT Committees: Audit (Chair)

BUSINESS EXPERIENCE

•       Co-founder, Managing Director, Carrick Capital Partners (2011 to present)

•       Founder, Managing Partner, Madden Capital Partners (2005-2011)

•       Partner, Accretive LLC (2007-2011)

•       Special Advisor, General Atlantic LLC (2005-2007)

•       Chairman and CEO, Exult, Inc. (1998-2004)

PAST PUBLIC COMPANY BOARDS

•       ServiceSource International, Inc.

QUAFLICATIONS FOR BOARD SERVICE

•       Extensive knowledge of our industry.

BUSINESS EXPERIENCE

•       Non-executive Chairman, Gemalto N.V. (2007 to present)

•       Executive Chairman, Gemalto N.V. (2006-2007)

•       President and CEO, Gemplus (2002-2006)

•       Chairman and CEO, Teligent, Inc. (1996-2001)

•       President; COO; CFO, AT&T (1991-1996)

CURRENT PUBLIC COMPANY BOARDS

•       Gemalto N.V.

•       R1 RCM Inc.

PAST PUBLIC COMPANY BOARDS

•       Dell Inc.

QUAFLICATIONS FOR BOARD SERVICE

•       Service on other public company boards and extensive knowledge of the technology industry.

CeCelia Morken	Mark Nunnelly
Director Since: 2016 Age: 60 INDEPENDENT Committees: Audit	Director Since: 2012 Age: 59 INDEPENDENT Committees: Compensation

BUSINESS EXPERIENCE

•       Executive Vice President and General Manager,

Strategic Partner Group, Intuit Inc. (2013 to present)

•       General Manager, Intuit Financial Services Division, Intuit Inc. (2002-2013)

•       Senior Vice President, WebTone Technologies (1999-2002)

•       Senior Vice President, retail lending, Fortis

Investments (1998-1999)

•       Senior Vice President; various positions, John H. Hartland Co. (1983-1998)

QUAFLICATIONS FOR BOARD SERVICE

•       Experience in finance and accounting, sales and marketing, and new digital technologies.

BUSINESS EXPERIENCE

•       Secretary, Executive Office of Technology Services and Security, Commonwealth of Massachusetts (2017 to present)

•       Commissioner of Revenue, Commonwealth of Massachusetts (2015-2017)

•       Managing Director, Bain Capital (1989-2014)

CURRENT PUBLIC COMPANY BOARDS

•       Dunkin’ Brands Group, Inc.

PAST PUBLIC COMPANY BOARDS

•       Bloomin’ Brands Inc.

QUAFLICATIONS FOR BOARD SERVICE

•       Experience serving on the boards of other public companies.

16 | 2018 Proxy Statement

Mark Verdi
Director Since: 2012 Age: 51 INDEPENDENT Committees: Audit

BUSINESS EXPERIENCE

•       Partner, AVALT Holdings (2015 to present)

•       President, C&S Wholesale Grocers, Inc. (2014-2015)

•       Managing Director, Bain Capital (2004-2014)

•       Head of financial services business transformation outsourcing group, IBM Global Services (prior to 2004)

PAST PUBLIC COMPANY BOARDS

•       Burlington Stores, Inc.

•       Trinseo S.A.

•       Bloomin’ Brands, Inc.

QUAFLICATIONS FOR BOARD SERVICE

•       Extensive experience in our industry.

There are no family relationships among any of the directors and executive officers of Genpact. Messrs. Chandra, Humphrey and Nunnelly serve on our board as designees of Glory Investments A Limited, an affiliate of Bain Capital Investors, LLC, or Bain Capital, pursuant to the shareholder agreement described in “Certain Relationships and Related Party Transactions—Shareholder Agreement.” Other than such arrangement, no arrangements or understandings exist between any director or any person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Proposal 1 – election of directors

BOARD RECOMMENDATION: The board of directors believes that approval of the election of all nominees listed above is in the Company’s best interests and the best interests of our shareholders and therefore recommends a vote FOR these nominees.

2018 Proxy Statement | 17

Director Compensation

The compensation committee reviews and approves the compensation arrangements for our directors. The components of our 2017 non-employee director compensation are set forth below.

ELEMENTS OF DIRECTOR COMPENSATION

Each of our non-employee directors receives an annual retainer with a total value of $182,500, divided between cash and equity – in the form of a restricted share unit (“RSU”) grant – as depicted below.

(1)

On the date of each annual general meeting of shareholders, our non-employee directors receive a grant of RSUs with a value of $120,000 based on the closing price of the Company’s common shares on the date of grant. Such RSUs vest on the last day of the calendar year of grant and the underlying vested shares are issued at the end of the subsequent year.

In addition to an annual cash retainer and RSU grant, our non-employee directors may also receive the additional compensation below.  All cash retainers are paid in quarterly installments based on each director’s service on the board or a committee during such quarter.

Chairman Retainer (annual)	$100,000
Annual Chairman RSU Grant(1)	$150,000 in value of RSUs
Committee Chair Retainer (annual)	$42,500 for the Audit Committee Chair $22,500 for the Compensation Committee Chair $22,500 for the Nominating and Governance Committee Chair
Committee Membership Retainer (annual)	$22,500 for the Audit Committee $17,500 for the Compensation Committee $17,500 for the Nominating and Governance Committee
Sign-on RSU Grant (one-time)(2)	$180,000 in value of RSUs

(1)

For his service as chairman of the board, in addition to the annual grant of RSUs to all non-employee directors, Mr. Scott receives, on the date of each annual general meeting of shareholders, a grant of RSUs with a value of $150,000 based on the closing price of the Company’s common shares on the date of grant. Such RSUs vest on the last day of the calendar year of grant and the underlying vested shares are issued at the end of the subsequent year.

(2)

Upon appointment or election to the board, new directors receive a grant of RSUs with a value of $180,000 based on the closing price of the Company’s common shares on the date of grant. Such RSUs vest 50% two years from the date of grant and 50% four years from the date of grant, subject in each case to the director’s service through the vesting dates. The underlying vested shares are issued upon vesting.

18 | 2018 Proxy Statement

Governance Features

Our non-employee director compensation is subject to the following governance features:

•	Limit on Director Compensation. In 2017, our board of directors adopted an annual limit of $750,000 in maximum aggregate compensation per non-employee director.

•	Trading Windows. Our directors can only transact in our securities during approved trading windows after satisfying mandatory clearance requirements.

•	Hedging/Pledging Prohibition. Our Insider Trading policy prohibits our directors from hedging or pledging our securities.

•

Other Compensation. Our non-employee directors do not receive any non-equity incentive plan compensation, participate in any pension plans or receive non-qualified deferred compensation. We provide our directors with directors and officers liability insurance as part of our corporate insurance policies. We also reimburse our directors for reasonable travel and related expenses incurred in connection with their participation in board and committee meetings and other Company activities such as site visits or Company-sponsored events in which they participate as directors. The Chairman of the board also receives a fixed payment for secretarial and office support services.

The following table sets forth the compensation of our non-employee directors for the fiscal year ended December 31, 2017.

Director	Fees Earned or Paid in Cash	Stock Awards ($)(1)	All Other Compensation	Total
A. CHANDRA	$80,000	$112,330	—	$192,330
L. CONIGLIARO	$85,000	$112,330	—	$197,330
D. HUMPHREY	$62,500	$112,330	—	$174,830
C. LINDSTROM	$80,000	$112,330	—	$192,330
J. MADDEN	$102,500	$112,330	—	$214,830
A. MANDL	$105,000	$112,330	—	$217,330
C. MORKEN	$85,000	$112,330	—	$197,330
M. NUNNELLY(2)	—	$112,330	—	$112,330
R. SCOTT	$215,625	$252,743	$72,000(3)	$540,368
H. SPEK(4)	$20,000	—	—	$20,000
M. VERDI	$85,000	$112,330	—	$197,330

(1)

The amounts shown under this column reflect the dollar amount of the aggregate grant date fair value of equity-based compensation awards granted during the year, calculated in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation—Stock Compensation, pursuant to our 2017 Omnibus Incentive Compensation Plan. Assumptions used in the calculation of these amounts are included in Note 18 “Stock-based compensation” to our audited consolidated financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K. In accordance with the rules promulgated by the SEC, the amounts shown exclude the effect of estimated forfeitures.

(2)	Mr. Nunnelly waived his cash retainers for 2017.
(3)	Mr. Scott receives $72,000 annually for secretarial and office support services.
(4)	Mr. Spek resigned as a director effective March 9, 2017 and was paid a retainer for his service on the board during the first quarter of 2017.

2018 Proxy Statement | 19

The following table sets forth, with respect to each non-employee director, (i) the grant date of the RSU award granted during the 2017 fiscal year, (ii) the aggregate number of the Company’s common shares subject to each such award, and (iii) the grant-date fair value of each such award, calculated in accordance with ASC Topic 718.

Director	Grant Date of RSUs(1)	Number of Common Shares Subject to RSUs Granted (#)	Grant Date Fair Value
A. CHANDRA	May 9, 2017	4,700	$112,330
L. CONIGLIARO	May 9, 2017	4,700	$112,330
D. HUMPHREY	May 9, 2017	4,700	$112,330
C. LINDSTROM	May 9, 2017	4,700	$112,330
J. MADDEN	May 9, 2017	4,700	$112,330
A. MANDL	May 9, 2017	4,700	$112,330
C. MORKEN	May 9, 2017	4,700	$112,330
M. NUNNELLY	May 9, 2017	4,700	$112,330
R. SCOTT	May 9, 2017	10,575	$252,743
M. VERDI	May 9, 2017	4,700	$112,330

(1)	The RSUs shown in this table vested in full on December 31, 2017, and shares in respect of such RSUs are issuable on December 31, 2018.

The table below sets forth the aggregate number of common shares subject to unvested RSU awards held by each of our non-employee directors as of December 31, 2017.  There were no common shares subject to outstanding stock options held by our directors as of December 31, 2017.

Director	Number of Common Shares Subject to all Unvested Stock Awards/Units
A. CHANDRA	—
L. CONIGLIARO	—
D. HUMPHREY	—
C. LINDSTROM	6,666
J. MADDEN	—
A. MANDL	—
C. MORKEN	6,405
M. NUNNELLY	—
R. SCOTT	—
M. VERDI	—

20 | 2018 Proxy Statement

Executive Officer Compensation

COMPENSATION DISCUSSION AND ANALYSIS

The compensation committee of the board of directors oversees our executive officer compensation program. In this role, the compensation committee reviews and approves all compensation decisions relating to our named executive officers. This Compensation Discussion and Analysis section discusses the compensation policies and programs for our Chief Executive Officer (referred to as our CEO), our Chief Financial Officer (referred to as our CFO) and our three next most highly paid executive officers as determined under the rules of the SEC. Such individuals are referred to as our named executive officers.

Our named executive officers (also referred to as “NEOs”) for 2017 are:

NV “Tiger” Tyagarajan	President, Chief Executive Officer and Director
Edward J. Fitzpatrick	Chief Financial Officer
Patrick Cogny	Senior Vice President, Infrastructure, Manufacturing & Services and High Tech
Arvinder Singh	Senior Vice President, Capital Markets and IT Services
Mohit Thukral*	Senior Vice President, Banking, Financial Services and Insurance

* Mr. Thukral has resigned effective April 30, 2018.

2017 Key Highlights

In 2017, we made several strategic acquisitions and continued to invest in our people, our solutions – in particular our digital transformation capabilities – and our brand, all in an effort to differentiate our offerings and make us more competitive in the marketplace. Our 2017 financial results include:

Total net revenues increased 6% 2017 revenues were $2.74 billion, up 6% from $2.57 billion in 2016.	Revenues from Global Clients increased 11% 2017 revenues from Global Clients (our clients other than the General Electric Company, or GE) were $2.47 billion, up 11% from 2016.
New bookings(1) increased 5% New bookings in 2017 were $2.80 billion, up 5% from $2.65 billion in 2016.	Cash from operations increased 4% Cash from operations in 2017 was $359 million, up 4% from $346 million in 2016.

Income from operations decreased 4%; adjusted income from operations(2) increased 8%

Income from operations in 2017 was $328.6 million, down 4% from 2016, and adjusted income from operations was $429.6 million, up 8% from 2016.

Income from operations margin was 12%; adjusted income from operations margin(2) was 15.7%

(1)

New bookings is an operating or other statistical measure and represents the total contract value of new contracts and certain renewals, extensions and changes to existing contracts. Regular renewals of contracts with no change in scope are not counted as new bookings.  For a more detailed description of new bookings, see “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Bookings” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(2)

Adjusted income from operations and adjusted income from operations margin are non-GAAP financial measures used by our management for reporting, budgeting and decision-making purposes. Adjusted income from operations and adjusted income from operations margin exclude certain recurring costs, namely stock-based compensation and amortization and, since April 2016, impairment of acquired intangibles.  See Exhibit 2 to this Proxy Statement for a reconciliation of these non-GAAP measures to the corresponding GAAP measures.

In 2017, we introduced transformation services revenue as a new performance metric in our annual cash bonus program for executive officers and other members of senior management and the performance share award granted to our CEO.  Transformation services revenue comprises revenue from our digital, analytics and consulting offerings, areas in which we have prioritized investments in the past two years.  The inclusion of this new metric in our 2017 compensation program is in line with our strategy to drive growth in our digital

2018 Proxy Statement | 21

transformation services and is designed to ensure that our performance-based compensation program not only rewards the achievement of revenue and profitability goals but also focuses our executives on the Company’s long-term strategic priorities.

Our total shareholder return for the year ended December 31, 2017 was approximately 32%. We believe that our pay-for-performance program as well as the successful execution of our long-term growth strategy contributed to our operational and financial achievements in 2017.

Returning Cash to Shareholders in 2017

In 2017 we returned a total of $263 million to shareholders. $216 million was in the form of share repurchases under our $1.25 billion share repurchase program and $47 million was in the form of quarterly cash dividends.

Compensation Objectives

The primary objectives of our compensation program for our executives, including our named executive officers, are to attract, motivate and retain highly talented individuals who are committed to our core values of courage, curiosity, incisiveness and integrity. Our compensation program is designed to reward the achievement of our annual, long-term and strategic goals, such as growing revenues, improving operating margins and deepening client relationships. It is also designed to align the interests of our executives, including our named executive officers, with those of our shareholders by rewarding performance that exceeds our goals, with the ultimate objective of increasing shareholder value.

Our compensation committee is responsible for overseeing the goals and objectives of our executive compensation plans and programs. The compensation committee bases our executive compensation programs on the same objectives that guide us in administering the compensation programs for all of our employees globally:

•	Compensation is based on the individual’s level of job responsibility.
•	Compensation reflects the value of the job in the marketplace.
•	Compensation programs are designed to reward performance, both individual and Company.

Our compensation committee considers risk when developing our compensation program and believes that the design of our current compensation program does not encourage excessive or inappropriate risk taking. Our base salaries provide competitive fixed compensation. Under our annual cash bonus program, the target bonuses for our named executive officers range from 65% to 190% of their base salaries, and bonuses are payable based on attainment of multiple financial and non-financial short-term performance goals. We believe this structure, based on a number of different performance measures together with a meaningful cap on the potential payout, deters executives from focusing exclusively on the specific financial metrics that might encourage excessive short-term risk taking.

Our named executive officers are also granted performance share awards tied to the attainment of a number of performance goals over the fiscal year and continued service over a three-year period.  We believe that the three-year service vesting requirement under these awards encourages the recipients to focus on sustaining the Company’s long-term performance.

The performance goals for our 2017 annual bonus plan and the 2017 performance share awards were approved by the compensation committee in the first quarter of 2017 based on expected financial performance for the full year 2017.  Our compensation committee determined that the targets under our 2017 incentive compensation plans were challenging to achieve but attainable without taking excessive risk, and the targets are consistent with the financial outlook we disclosed at the beginning of 2017. We do not disclose all of the performance targets we use for our annual bonus and equity incentive plans because we believe that this information is competitively sensitive.

22 | 2018 Proxy Statement

Executive Compensation Practices

We strive to maintain sound governance standards and compensation practices by continually monitoring the evolution of best practices. As in prior years, we incorporated many best practices into our 2017 compensation programs, including the following:

WHAT WE DO
✓ Align our executive pay with performance	✓ Include a “clawback” provision in our performance share awards
✓ Make payouts under our bonus plan only if threshold Company performance is met	✓ Set challenging performance objectives for our performance share awards and annual bonus
✓ Maintain a meaningful equity ownership policy for the CEO (six times base salary)	✓ Regularly review the relationship between CEO compensation and Company performance
✓ Include caps on individual payouts in short- and long-term incentive plans	✓ Maintain an independent compensation committee
✓ Hold an annual “say-on-pay” advisory vote	✓ Prohibit hedging and pledging of Company common shares
✓ Regularly evaluate our share utilization by reviewing the dilutive impact of equity awards and shares awarded as a percentage of our outstanding shares	✓ Mitigate the potentially dilutive effect of equity awards through our share repurchase program

WHAT WE DON’T DO
⨯ Offer contracts with multi-year guaranteed salary or bonus increases	⨯ Provide guaranteed retirement benefits or non-qualified deferred compensation plans
⨯ Provide tax gross-ups (except with respect to the reimbursement of relocation expenses)	⨯ Provide excessive perquisites
⨯ Time the release of material non-public information to affect the value of executive compensation	⨯ Allow short sales or purchases of equity derivatives of our common shares by officers or directors

Pay for Performance Philosophy

The core objective of our executive officer compensation program is to align pay and performance. The compensation of our named executive officers for 2017 reflects both our 2017 performance and our commitment to providing executive compensation opportunities that are linked to Company performance, including progress on long-term strategic goals, and shareholder value creation. We believe that as an employee’s level of responsibility increases, so should the proportion of total compensation opportunity that is structured in variable, performance-based awards.

As illustrated in the charts below, a significant portion of the total compensation opportunity provided to our named executive officers is tied directly to performance achievement, helping to ensure that the financial interests of our named executive officers are aligned with those of our shareholders.  In 2017, our pay-for-performance program for named executive officers included long-term incentive compensation in the form of performance share awards and short-term incentive compensation under our annual bonus program. Approximately 84% of our CEO’s total 2017 target compensation of $4,390,000 was performance-based and approximately 76% (on average) of the total 2017 target compensation of our other named executive officers was performance-based.

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In 2017 our long-term incentive program for named executive officers was comprised of performance share awards. These awards cliff vest, if at all, based on attainment of specified financial performance metrics for a one-year performance period and continued service through a three-year vesting period. The financial metrics for the performance shares granted to our CEO in 2017 were transformation services revenues, new bookings, adjusted income from operations and adjusted income from operations margin for 2017, and the financial metrics for the performance shares granted to our executive officers other than our CEO in 2017 were revenues, new bookings, adjusted income from operations and adjusted income from operations margin.  The targets for all 2017 performance share awards were set in the first quarter of 2017 based on expected performance for fiscal 2017.  For a description of our 2017 performance share awards, see the information under the heading “2017 Performance Share Awards” below.

Our named executive officers and other members of our senior management are also eligible to earn short-term incentive compensation under our performance-based annual cash bonus program, which is described below under the heading “Annual Cash Bonus.”  Under the annual cash bonus program:

•

all of our executive officers have target bonuses equal to a designated percentage of base salary. The 2017 target bonus for our CEO was 190% of his base salary, unchanged from 2016, and the target bonus for our other named executive officers ranged between 65% and 100% of base salary, which we believe is in line with market practice. The compensation committee determined that our CEO’s 2017 target bonus as a percentage of his base salary should be higher than the range applicable to our other executive officers due to the scope of his role, greater accountability for delivery of results, and the committee’s view that a materially higher percentage of at-risk cash pay was appropriate and in line with market practice;

•

a bonus pool was established for the year equal to the aggregate target bonuses for eligible senior executives, other than the CEO. The bonus pool was to be funded only if we achieved adjusted income from operations above a threshold level; and

•

the individual bonus payments to our executive officers and other participating senior executives are based on the level of funding of the bonus pool according to the Company’s 2017 adjusted income from operations and transformation services revenue and each executive’s individual performance as measured against a scorecard established for each such executive at the beginning of the year. The scorecards include measurable Company or business unit financial performance metrics and individual non-financial performance objectives specific to an executive’s role with established threshold performance levels that the Company or business unit and the executive must attain to receive payment. In 2017 the financial metrics accounted for at least 60% of the outcome for each named executive officer.

Our Process

Our compensation committee is responsible for reviewing the performance and potential of each of our senior executives, including our named executive officers, approving the compensation level of each of our senior executives, establishing criteria for granting equity awards to our senior executives and other employees, and approving such grants.

24 | 2018 Proxy Statement

The compensation committee typically reviews each component of compensation every 12 months with the goal of allocating compensation between cash and non-cash compensation and between short- and long-term compensation, and combining the compensation elements for each executive in a manner we believe best fulfills the objectives of our compensation program.

The compensation committee has not adopted a policy for the allocation of compensation between cash and non-cash components or between short-term and long-term components nor has the compensation committee adopted a pre-established ratio between the CEO’s compensation and that of the other named executive officers. Rather, the compensation committee, which includes experienced directors who have served as members of the boards and compensation committees of other public companies, works closely with our CEO, discussing with him the Company’s overall performance, the CEO’s own performance and his evaluation of and compensation recommendations for the other named executive officers.

The compensation committee then utilizes its judgment and experience in making all compensation determinations. The compensation committee’s determination of compensation levels is based upon what the members of the committee deem appropriate, considering information such as the factors listed above, as well as input from our CEO, publicly available information on compensation practices in our industry, and information and advice provided by an independent compensation consultant.

Role of CEO in Compensation Decisions

After the end of the 2017 fiscal year, the compensation committee and the CEO discussed our business performance, his performance and his evaluation of the level of achievement of the individual objectives set forth in the bonus scorecards of the other named executive officers and certain other members of senior management. The CEO also provided recommendations on adjustments to the base salaries and target bonuses of the other named executive officers. The compensation committee took into consideration the CEO’s recommendations but made the final decisions on compensation as it deemed appropriate. The compensation committee, without the CEO present, determined the CEO’s 2017 compensation.

Role of Consultants and Advisors in Compensation Decisions

The compensation committee has the authority to retain and terminate an independent third-party compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. The compensation committee has periodically engaged an independent compensation consultant that reports directly to the compensation committee and advises the compensation committee with respect to compensation trends and best practices, plan design, and the competitiveness of CEO compensation awards.

During 2017, the compensation committee reviewed and considered market data on compensation practices in our industry. With respect to the CEO, the compensation committee evaluated each element of our CEO’s compensation based on a 2016 report prepared by FW Cook for the compensation committee. The committee increased the compensation ranges in the report by 5% to account for the lapse in time between the date the report was prepared and the date of the committee’s review.  Based on its review of such information, the committee determined that an increase in our CEO’s long-term incentive compensation was appropriate and granted him a performance share award on March 30, 2017 with a value of approximately $2,500,000 as of the grant date. The peer group used by FW Cook was based on the peer group used by Institutional Shareholder Services in its 2016 proxy analysis and benchmark policy voting recommendation report. As of March 31, 2016, our revenues and market capitalization ranked near the median of the peer group companies used in the report.

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Peer Group Companies for the CEO
Akamai Technologies, Inc.	Euronet Worldwide, Inc.	NeuStar, Inc.
Autodesk, Inc.	Fiserv, Inc.	Paychex, Inc.
Broadridge Financial Solutions, Inc.	FleetCor Technologies, Inc.	Sykes Enterprises, Incorporated
Cardtronics, Inc.	Global Payments Inc.	The Western Union Company
Citrix Systems, Inc.	Heartland Payment Systems, Inc.	Total System Services, Inc.
Convergys Corporation	Jack Henry & Associates, Inc.	Vantiv, Inc.
CoreLogic, Inc.	MAXIMUS, Inc.	VeriFone Systems, Inc.
DST Systems, Inc.	MoneyGram International, Inc.

With respect to our named executive officers other than our CEO, in 2017 the compensation committee reviewed, for reference, materials prepared by Aon Hewitt for management in late 2016 showing peer group compensation levels and practices, and in the first quarter of 2017 the compensation committee used the market data included in those materials to establish each element of the 2017 compensation for our named executive officers other than the CEO.

We do not believe many companies compete directly with us across our select industry verticals and service offerings.  In developing a peer group, Aon Hewitt included companies with whom we compete for business and/or talent and companies in the broader technology industry and for which sufficient disclosure was available in publicly available proxy statements at the time of the review. While the compensation committee relies on the peer group analysis to provide market data and relevant trend information, it does not consider the peer group analysis as a substitute for its collective business judgment. In comparing our executive officer compensation with that of the peer group used by Aon Hewitt, the compensation committee accounted for differences in revenue size between us and the companies in the peer group by comparing the compensation of our named executive officers with the compensation paid by the peer group companies to individuals with a similar scope of responsibility but not necessarily the same title.

Peer Group Companies for Named Executive Officers other than the CEO*
Accenture plc	Citrix Systems, Inc.	International Business Machines Corporation
Akamai Technologies, Inc.	Cognizant Technology Solutions Corporation	Rackspace Hosting, Inc.
Autodesk, Inc.	Fidelity National Information Services, Inc.	Red Hat, Inc.
Automatic Data Processing, Inc.	Gartner, Inc.	Tata Consultancy Services Limited
Capgemini S.A.	HCL Technologies Limited	UnitedHealth Group Incorporated
*	Different subsets of the peer group were used for different named executive officers depending on the officer’s position and geographic location.

Say-on-pay Vote

Each year, our compensation committee considers the outcome of the annual shareholder advisory vote on executive compensation when making decisions relating to the compensation of our named executive officers and our executive compensation programs and policies. At our 2017 annual meeting of shareholders, our shareholders demonstrated overwhelmingly strong support of our executive compensation programs, with approximately 99% of the votes cast in favor of the compensation of our named executive officers.

26 | 2018 Proxy Statement

2017 Say-on-Pay Vote Result

Given this strong support, as well as shareholder feedback we received in 2017, the compensation committee determined not to implement any material changes to our compensation policies or programs in 2017. The compensation committee will continue to take into account future shareholder advisory votes on executive compensation and other relevant market developments affecting executive officer compensation in order to determine whether any subsequent changes to our programs and policies are warranted to reflect shareholder concerns or to address market developments.

Shareholder Engagement

We have ongoing communications with our shareholders in the normal course of business and take all shareholder feedback seriously. During 2017, we reached out to shareholders owning more than 75% of our outstanding shares to solicit their feedback on our compensation and governance practices, and we discussed such practices with shareholders representing approximately 30% of our total shares outstanding as of December 31, 2017.  The meetings with these shareholders were attended by our Chief Financial Officer, our Head of Investor Relations and our Deputy General Counsel, and we discussed the Company’s compensation philosophy and its alignment with our strategic direction. The remaining shareholders from whom we solicited feedback either declined to meet or did not respond to our inquiries. We also conducted an investor meeting for analysts and interested investors on March 15, 2018 in New York, New York.

Frequency of “Say-on-pay” Shareholder Advisory Vote

Based on the results of the “say-on-frequency” vote held at our 2017 annual meeting, at which approximately 96% of the votes submitted by our shareholders were in favor of holding an annual shareholder advisory “say-on-pay” vote, our shareholder advisory “say-on-pay” votes will occur every year.

Compensation Components

We regularly evaluate how to best compensate our executive officers, based upon market data and the extensive experience of our compensation committee with performance and retention practices. For fiscal 2017, our executive compensation program had three primary components, in addition to certain benefits and perquisites:

•	Base salary;
•	Short-term, performance-based incentive compensation, or our annual cash bonus program; and
•	Long-term, performance-based equity compensation in the form of performance share awards.

Base Salary

Base salary is provided to ensure that we are able to attract and retain high-quality executives. It is intended to provide a fixed level of overall compensation that does not vary annually based on performance or changes in shareholder value, thereby ensuring that our executives can maintain a standard of living commensurate with their skill sets and experience. Base salary reflects the experience, knowledge, skills and performance records our executives, including our named executive officers, bring to their positions and the general market conditions in the country in which the executives are located. We generally do not have employment agreements with our employees except in special cases or where required by local law. We have, however, entered into employment agreements with our CEO, CFO and Mr. Cogny, each of which specifies a minimum base salary as described in the footnotes to the table below.

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Our compensation committee reviews the base salaries of our executives every 12 months. The compensation committee determines changes in base salaries based on various factors, including the importance of the executive’s role in our overall business, performance and potential of the executive, general Company performance and the market practices in the country where the named executive officer is located. In connection with such review, our CEO provides recommendations and rankings of the executives who directly report to him, including our named executive officers, and the compensation committee considers the CEO’s recommendations in setting their base salaries.

The following table sets forth, for each of our named executive officers, such officer’s 2017 and 2016 base salary. The base salaries shown are as of December 31 of each year.

Executive	2016 Base Salary	2017 Base Salary
N.V. TYAGARAJAN(1)	$630,000	$630,000
EDWARD J. FITZPATRICK(2)	$600,000	$600,000
PATRICK COGNY(3)(6)	$513,500	$513,500
ARVINDER SINGH(4)	$424,000	$424,000
MOHIT THUKRAL(5)(6)(7)	$307,487	$330,393

(1)

We entered into an employment agreement with Mr. Tyagarajan on June 15, 2011 in connection with his becoming our president and chief executive officer. The agreement provides for an annual base salary not less than $600,000, which was increased to $630,000 effective September 2012. For a description of the employment agreement, see “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements with Named Executive Officers.

(2)

On June 26, 2014, we entered into an employment agreement with Mr. Fitzpatrick in connection with his appointment as our chief financial officer. The employment agreement specifies that Mr. Fitzpatrick will receive an annual base salary of $600,000 per year, which will be reviewed periodically and may be increased at the discretion of the compensation committee.  For a description of the employment agreement, see “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements with Named Executive Officers.”

(3)

On December 15, 2015, we entered into an amended employment agreement with Mr. Cogny, which amended the employment agreement first entered into in August 2011. Mr. Cogny’s amended agreement specifies that he will receive an annual base salary of not less than $513,500. For a description of the employment agreement, see “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements with Named Executive Officers.”

(4)

We do not have an employment agreement with Mr. Singh. Mr. Singh’s base salary reflects the importance of his role as the leader for our capital markets and information technology businesses in addition to his personal performance.

(5)

We do not have an employment agreement with Mr. Thukral. In 2017, the compensation committee approved a 4.5% increase in Mr. Thukral’s base salary to 21,652,400 Indian rupees (approximately $330,393), effective as of January 1, 2017. In addition to this increase, the increase from 2016 to 2017 in the table above reflects the appreciation in the value of the Indian rupee against the U.S. dollar in 2017. Mr. Thukral’s base salary reflects the importance of Mr. Thukral’s role as the leader of our banking, financial services and insurance business in 2017 in addition to his personal performance.

(6)	Amounts shown with respect to Mr. Thukral were converted from Indian rupees at the rates of INR 1/US$0.01525897 for 2017 and INR 1/US$0.01484012 for 2016.
(7)	Mr. Thukral has resigned effective April 30, 2018.

Annual Cash Bonus

Annual cash bonuses are designed to provide rewards to our executives, including our named executive officers, for Company performance and their performance during the most recent year. We believe that the immediacy of these cash bonuses, in contrast to our equity grants, which vest over a period of time, provides a significant incentive to our executives towards achieving their respective individual objectives, our Company objectives and our overall long-term and strategic goals, such as client satisfaction, growing revenues, improving operating margins, managing employee attrition levels and making disciplined investments. Our cash bonuses are an important motivating factor for our executives, in addition to being a significant factor in attracting and retaining our executives.

Annual bonuses under our cash bonus plan are directly linked to Company, business unit and individual performance.  Annual bonuses to our executives are payable only if threshold performance is attained.

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Target Bonuses

Under our annual cash bonus plan, each of our named executive officers is eligible for a target bonus specified as a percentage of his base salary. For 2017, the target bonus for Mr. Tyagarajan was 190% of base salary and the target bonuses for the other named executive officers ranged between 65% of base salary (for Mr. Cogny) and 100% of base salary (for Messrs. Fitzpatrick, Singh and Thukral).  For Messrs. Tyagarajan, Fitzpatrick and Cogny, who have employment agreements that specify bonus opportunities, the compensation committee took into consideration the requirements under their agreements in setting their bonus targets. See “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements with Named Executive Officers.” Mr. Cogny’s 2017 target bonus is lower as a percentage of base salary than the target bonuses for our other named executive officers who are business unit leaders because his base salary is higher as a percentage of his total target compensation than are such other officers’ base salaries and he has an employment agreement that specifies a minimum base salary and provides for other benefits, including termination payments, not available to such other officers.

Bonus Pool

As part of our annual cash bonus plan, at the beginning of the year the compensation committee established a target bonus pool for 2017 equal to the aggregate target bonuses for all of the senior vice presidents in the Company, including all of the named executive officers other than the CEO. The bonus pool was to be funded only if the Company achieved 2017 adjusted income from operations above a threshold amount.  If the Company achieved the minimum level of adjusted income from operations required to fund the bonus pool, the determination of potential payouts would be based on an equal weighting of adjusted income from operations and transformation services revenue.  The inclusion of transformation services revenue as a new metric in our 2017 bonus plan is in line with our strategy to drive growth in our transformation services and is designed to ensure that our performance-based compensation program not only rewards the achievement of revenue and profitability goals but also focuses our executives on the Company’s long-term strategic priorities.

The actual bonus pool can range from 0% to 200% of target (with performance between the established levels determined on a straight-line basis), depending on the levels of adjusted income from operations and transformation services revenue and whether the threshold for both metrics is met.  Under the 2017 plan, if the Company failed to achieve the threshold level of adjusted income from operations, regardless of the level of achievement of transformation services revenue, then the bonus pool would not be funded and no bonuses would be payable under the plan.

If the Company achieved the threshold level of adjusted income from operations but failed to achieve the threshold level of transformation services revenue, then the bonus pool would be funded based on adjusted income from operations margin only and the range of the bonus pool as a percentage of target, which we refer to as the “Company Multiplier,” would be from 25% to 100% (with performance between established levels determined on a straight-line basis) as illustrated below:

AOI Performance Level	Company Multiplier (as a percentage of total target bonuses)
Threshold	25%
Target	50%
Outstanding	100%

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If the Company achieved threshold levels of both adjusted income from operations margin and transformation services revenue, the potential range of the Company Multiplier would be as follows:

AOI and Transformation Services Revenue Performance Level	Company Multiplier (as a percentage of total target bonuses)
Threshold	50%
Target	100%
Outstanding	200%

The target level of adjusted income from operations under our 2017 annual cash bonus plan was $418 million.  Our adjusted income from operations in 2017 for purposes of calculating the Company Multiplier was $432 million and our transformation services revenue in 2017 was above threshold but lower than target, resulting in a Company Multiplier of 107%. See “Executive Officer Compensation—Compensation Discussion and Analysis—2017 Key Highlights” for information regarding our calculation of adjusted income from operations from United States Generally Accepted Accounting Principles (“GAAP”) income from operations as well as Exhibit 2 to this Proxy Statement for a reconciliation of these non-GAAP measures to the corresponding GAAP measures.

Bonus Scorecards

In an effort to further link our executive officer compensation to measurable Company and individual performance, the actual bonus payable to each of our named executive officers is determined based on attainment of pre-established individual, Company and business unit performance targets for each officer subject to the maximum bonus potential based on the level of adjusted income from operations. We utilize a scorecard methodology which incorporates multiple financial and non-financial strategic performance indicators for each officer, with the financial performance metrics accounting for at least 60% of the result. The potential bonus payout based on the scorecard result ranges from 0% to 150% of target. Examples of financial performance indicators include annual revenue, transformation services revenue, new bookings and profitability targets at the Company or business unit level. Examples of non-financial, strategic performance indicators include progress on longer term execution of strategic plans, such as organizational changes and expansion of our digital offerings. At the time of establishing the individual scorecards for each of our named executive officers, the compensation committee considered the level of difficulty associated with attainment of each goal in the scorecard and determined that the target level for each such goal was challenging. We believe that encouraging our named executive officers, as well as other employees with management responsibility, to focus on a variety of performance objectives that are important for creating shareholder value reduces incentives to take excessive risk with respect to any single objective.

The individual bonus amount for each named executive officer other than the CEO is determined based on the scorecard result and what we refer to as the “Bonus Payment Multiplier.” The Bonus Payment Multiplier is a percentage determined by dividing the funded bonus pool by the total of all bonus amounts based on individual scorecard results. For 2017, the Bonus Payment Multiplier was 101%. In no circumstance can the total of the bonus payouts for named executive officers other than the CEO, whose bonus is funded outside of the bonus pool, exceed the funded pool.

Accordingly, the 2017 bonus for each named executive officer other than our CEO was determined as follows:

•	2017 target bonus multiplied by
•	individual scorecard achievement (0-150%) multiplied by
•	2017 Bonus Payment Multiplier of 101%.

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CEO Bonus Scorecard

Although the CEO’s bonus was not funded out of the bonus pool for the other named executive officers, the CEO’s bonus was determined using the Company Multiplier based on adjusted income from operations margin and transformation services revenue performance and was payable only if the Company achieved 2017 adjusted income from operations above the threshold amount.

The 2017 bonus for our CEO was determined as follows:

•	2017 target bonus multiplied by
•	individual scorecard achievement (0-150%) multiplied by
•	2017 Company Multiplier of 107%.

The following table sets forth the 2017 target bonus and the 2016 and 2017 actual payments for each of our named executive officers under our annual cash bonus plan.

Executive	2017 Target Bonus	2016 Payment	2017 Payment
N.V. TYAGARAJAN	$1,200,000	$700,000	$1,335,000(1)
EDWARD J. FITZPATRICK	$600,000	$443,579	$686,397(2)
PATRICK COGNY	$333,800(3)	$167,363	$367,162(3)
ARVINDER SINGH	$424,000(4)	$166,858	$523,928(4)
MOHIT THUKRAL(7)	$330,393(5)(6)	$141,641(6)	$272,644(5)(6)

(1)

Mr. Tyagarajan’s bonus scorecard included Company revenues, transformation services revenues, new bookings and adjusted income from operations for the financial metrics and strategic organizational matters for the non-financial metrics. Mr. Tyagarajan achieved slightly lower-than-target performance on the financial metrics and above-target performance on the non-financial metrics included in his scorecard. Mr. Tyagarajan’s 2017 bonus was approximately 111% of target, up from approximately 58% of target in 2016, reflecting an increase in the Company Multiplier from 83% in 2016 to 107% in 2017 as well as a significant increase in his overall scorecard result in 2017 compared to 2016 due to the impact of improved Company performance on achievement of the financial metrics in his scorecard and above-target performance on the non-financial metrics.

(2)

Mr. Fitzpatrick’s 2017 bonus scorecard included Company revenues, transformation services revenues, new bookings, adjusted income from operations, run-rate adjusted income from operations attributable to new acquisitions, and adjusted diluted earnings per share for the financial metrics and strategic organizational matters for the non-financial metrics. Mr. Fitzpatrick achieved above-target performance on the financial metrics in his scorecard and above-target performance on the non-financial metrics. Mr. Fitzpatrick’s 2017 bonus was approximately 114% of target, up from approximately 74% of target in 2016, reflecting an increase in the Bonus Payment Multiplier from 92% in 2016 to 101% in 2017 as well as a significant increase in his overall scorecard result in 2017 compared to 2016 due to the impact of improved Company performance on achievement of the financial metrics in his scorecard and above-target performance on the non-financial metrics.

(3)

In 2017, the compensation committee approved an 11% increase in Mr. Cogny’s target bonus, effective as of January 1, 2017. Mr. Cogny’s 2017 bonus scorecard included business unit revenues, transformation services revenues, new bookings and adjusted income from operations for the financial metrics, and strategic organizational matters for the non-financial metrics.  Mr. Cogny achieved above-target performance on the financial metrics and lower-than-target performance on the non-financial metrics. The 119% increase in Mr. Cogny’s bonus compared to 2016 is attributable to an increase in his target bonus, an increase in the Bonus Payment Multiplier from 92% in 2016 to 101% in 2017, as well as a significant increase in his overall scorecard result in 2017 compared to 2016 due to the impact of improved business unit performance on achievement of the financial metrics in his scorecard.

(4)

In 2017, the compensation committee approved a 33% increase in Mr. Singh’s target bonus, effective as of January 1, 2017. Mr. Singh’s 2017 bonus scorecard included business unit revenues, transformation services revenues, new bookings and adjusted income from operations for the financial metrics and strategic organizational matters for the non-financial metrics. Mr. Singh achieved above-target performance on the financial metrics and above-target performance on the non-financial metrics. The 214% increase in Mr. Singh’s bonus compared to 2016 is attributable to an increase in his target bonus, an increase in the Bonus Payment Multiplier from 92% in 2016 to 101% in 2017, as well as a significant increase in his overall scorecard result in 2017 compared to 2016 due to the impact of improved business unit performance on achievement of the financial metrics in his scorecard and significantly higher performance on the non-financial metrics in his scorecard.

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(5)

In 2017, the compensation committee approved a 39% increase in Mr. Thukral’s target bonus, effective as of January 1, 2017. Mr. Thukral’s 2017 bonus scorecard included business unit revenues, transformation services revenues, new bookings, adjusted income from operations and run-rate adjusted income from operations attributable to new acquisitions as the financial metrics and strategic organizational matters for the non-financial metrics. Mr. Thukral achieved lower-than-target performance on the financial metrics and above-target performance on the non-financial metrics. The 87% increase in Mr. Thukral’s bonus in local currency compared to 2016 is attributable to an increase in his target bonus, an increase in the Bonus Payment Multiplier from 92% in 2016 to 101% in 2017, as well as an increase in his overall scorecard result in 2017 compared to 2016 due to the impact of improved business unit performance on achievement of the financial metrics in his scorecard.

(6)	Amounts shown were converted from Indian rupees at the rates of INR 1/US$0.01525897 for 2017 and INR 1/US$ US$0.01484012 for 2016.
(7)	Mr. Thukral has resigned effective April 30, 2018.

Equity-Based Compensation

Our equity-based compensation program is designed to attract and retain highly qualified individuals, given that competition for talent is high in our industry, and to align the long-term interests of our executives with those of our shareholders. Equity-based compensation is subject to multi-year vesting requirements, which require the continued service of our executives in order for them to realize gains.

The equity award component of our executive officer compensation for 2017 was comprised of performance share awards pursuant to which each officer is eligible to receive shares based on the Company’s level of attainment of specified performance goals and such officer’s continued service through the vesting period. In 2017, performance share awards represented between approximately 50% and 65% of the total target compensation for our named executive officers. Performance share awards require that we attain at least the minimum threshold levels of performance to receive any payment under the award. We have been granting performance shares since 2010, and the compensation committee believes that including performance shares as part of Genpact’s equity-based compensation program strengthens focus on the Company’s financial performance and shareholder value creation.  They have also been an effective tool for retention of key employees.  For the 2017 performance share awards, the compensation committee concluded that, as in prior years, a one-year performance period was the most appropriate for our company together with a three-year cliff service vesting schedule.

From time to time, we may also grant (i) options to purchase our common shares, which are also a performance-based vehicle as they require our shares to appreciate in value before any economic benefit may be realized, and (ii) time-based restricted share units, which we use as a retention mechanism.

2017 Performance Share Awards

In 2017, we granted performance share awards to all of our named executive officers.  For the CEO’s 2017 performance share award we introduced a new metric – transformation services revenue for the period from January 1 to December 31, 2017 – which we believe is in line with our strategy to drive growth in our transformation services.

The number of common shares of the Company into which the 2017 performance shares are to convert is calculated by multiplying the number of target performance shares designated under the award by a performance percentage ranging from 0% to 200%.

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For the CEO’s performance share award, the performance percentage was determined based on the Company’s adjusted income from operations, adjusted income from operations margin, transformation services revenues and new bookings during the period from January 1, 2017 to December 31, 2017.  For all of our named executive officers other than our CEO, this percentage was determined based on the Company’s adjusted income from operations, adjusted income from operations margin, revenues and new bookings during the period from January 1, 2017 to December 31, 2017.  Adjusted income from operations and adjusted income from operations margin are qualifying criteria so that if either goal is not attained, no payout will occur regardless of the level of attainment of any of the other metrics. Under all of the 2017 performance share awards, the revenues and new bookings goals (and in the case of the CEO, the transformation services revenue and new bookings goals) are equally weighted, and there are three designated levels of attainment, as illustrated in the table below. Performance between the established levels is determined on a straight-line basis.

Performance Level	Payout Percentage
Below Threshold	0%
Threshold	35%
Target	100%
Outstanding	200%

If performance for any of the metrics is below the threshold, no payout will occur. In setting the performance goals for these awards, our compensation committee determined that the targets were challenging to achieve and designed the awards to reflect our pay-for-performance philosophy, including, for example, continuing to require adjusted income from operations and adjusted income from operations margin as qualifying criteria. In addition, with respect to our CEO, the compensation committee added transformation services revenue as a performance metric.

For the 2017 performance share awards, the threshold performance percentage was 35% (down from 50% in 2016) and the performance percentage cap was 200% (down from 250% in 2016).  The compensation committee believes these changes enhance the retention value of the awards while still providing a significant incentive to perform above-target.

Based on our 2017 financial results, the 2017 performance share award granted to our CEO will cliff vest on January 10, 2020, provided he remains in service through such service vesting date, at 87.6% of the target number of shares, representing below-target transformation services revenue achievement and approximately target bookings achievement relative to the equally-weighted goals. The 2017 performance share awards granted to our named executive officers other than the CEO will cliff vest on January 10, 2020, provided in each case the named executive officer remains in service through such service vesting date, at 102.7% of the target number of shares, representing slightly above target revenue achievement and approximately target bookings achievement relative to the equally-weighted goals.  In addition, in the event of a named executive officer’s termination of service by reason of death or disability, a pro rata portion of such shares will vest based on the period of service through the termination date.

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Benefits and Perquisites

We provide other benefits to our named executive officers that are generally available to other employees in the country in which the named executive officer is located. We also provide our named executive officers with certain modest perquisites which we believe are reasonable and consistent with market trends in the countries in which our named executive officers are located. Such benefits and perquisites are intended to be part of a competitive overall compensation program. For more details on the benefits provided to our named executive officers, see “—2017 Summary Compensation Table” and “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table.”

Severance Arrangements

Our employment agreements with Messrs. Tyagarajan, Fitzpatrick and Cogny provide for certain payments and benefits in the event of a termination of employment. The severance payments and benefits were based on individual negotiations with each executive and are an important part of employment arrangements designed to retain such executives and provide certainty with respect to the payments and benefits to be provided upon certain termination events. For additional details on these payments and benefits, see “—Potential Payments upon Termination or Change of Control.”

Change of Control

Pursuant to the terms of Mr. Tyagarajan’s 2013 option grant (which vested in full on January 10, 2018), the unvested portion of the option would have accelerated in full upon a change in control prior to full vesting. Pursuant to the terms of Mr. Fitzpatrick’s employment agreement, the vesting of the equity awards granted to him in connection with commencement of his employment will accelerate in the event of his termination without cause or for good reason within 24 months following a change in control. In the event of a change in control, the performance shares granted to our named executive officers will convert into either a right to receive common shares representing 100% of the target performance shares without regard to performance or a number of common shares based on actual performance, depending on when the change in control occurs. These benefits are described in more detail in “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Named Executive Officers—N.V. Tyagarajan and Edward J. Fitzpatrick” and “—Potential Payments upon Termination or Change of Control.”

Equity Grant Practices

All stock options granted by the Company have an exercise price equal to the closing market price of our common shares on the grant date. Equity grants are typically approved at our quarterly compensation committee meetings, and, unless a future effective date is specified, become effective as of the date of the meeting at which they are approved. The dates for our quarterly compensation committee meetings are generally scheduled months, and sometimes up to a year, in advance. In certain cases equity grants are approved by written consent outside of regularly scheduled compensation committee meetings and are effective as of the latest date a committee member signs the consent. Our compensation committee has delegated limited authority to the CEO and our Chief Human Resources Officer to grant equity awards between regularly scheduled compensation committee meetings to individuals other than executive officers and directors, with prescribed per person and aggregate quarterly limitations.

34 | 2018 Proxy Statement

Share Ownership Guidelines

The Committee recognizes the critical role that executive share ownership has in aligning the interests of management with those of shareholders. As such, we maintain a formal share ownership policy under which the CEO is required to acquire and hold Genpact common shares in an amount representing a multiple of six times his base salary. Until the designated multiple of base salary is reached, the CEO is required to retain 100% of the after-tax net proceeds associated with stock option exercises and vesting of restricted share units and performance shares. Shares counted toward the ownership requirement consist of shares owned by the CEO and shares owned jointly by the CEO and his spouse or held in trust established by the CEO for the benefit of the CEO and/or his family members. Unvested restricted share units and performance share awards and unexercised stock options do not count toward the ownership requirement. As of December 31, 2017, Mr. Tyagarajan owned a number of Genpact common shares with a total value of more than six times his base salary.

Recovery Policy

Our performance share awards provide that if a named executive officer has breached any restrictive covenant under any agreement with the Company during employment or during the one-year period following termination of employment, we have the right to terminate the award and cancel any shares issued under the award and be paid any proceeds received by such officer from the sale of shares issued under the award.

IRC Section 162(m) Compliance

For years prior to 2018, Section 162(m) of the Internal Revenue Code generally disallowed a federal income tax deduction for publicly-traded companies such as the Company for compensation paid to the CEO and the three other highest paid executive officers (other than the CFO) to the extent that such compensation exceeds $1 million per officer in any one year and does not otherwise qualify as performance-based compensation. The 2017 Plan (and the predecessor 2007 Plan) are structured so that compensation deemed paid to an executive officer in connection with the exercise of stock options or stock appreciation rights should qualify as performance-based compensation that is not subject to the $1 million limitation. In addition, restricted share units, performance share awards and cash incentive awards with performance-vesting goals tied to one or more of the performance criteria approved by the shareholders under the 2017 and 2007 Plans may also be structured to qualify as performance-based compensation for Section 162(m) purposes. However, restricted share units and discretionary cash awards will not qualify as such performance-based compensation. Other awards made under the 2017 Plan (and the 2007 Plan) may or may not so qualify.

The exemption for qualified performance-based compensation has been repealed and the class of affected executives has been expanded effective for taxable years beginning after December 31, 2017 such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualified for transition relief applicable to certain arrangements in place as of November 2, 2017.  Because of the uncertainties as to the scope and application of the transition relief, no assurances can be given that compensation intended to satisfy the requirements for exemption under Section 162(m) will in fact be fully deductible.

2018 Proxy Statement | 35

2017 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our Chief Executive Officer, our Chief Financial Officer, and each of the Company’s other three most highly compensated executive officers whose total compensation for the 2017 fiscal year was in excess of $100,000 and who were serving as executive officers at the end of the 2017 fiscal year (referred to as our “named executive officers”) for the fiscal years ended December 31, 2017, 2016 and 2015. No other executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2017 fiscal year have been excluded by reason of their termination of employment or change in executive status during that year.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Share Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
N.V. TYAGARAJAN President, Chief Executive Officer and Director	2017	630,000	—	1,101,907	—	1,335,000	—	83,215(5)	3,150,122
	2016	632,423	—	1,450,548	—	700,000	—	87,091	2,870,062
	2015	632,423	—	—	—	1,336,000	—	86,768	2,055,191
EDWARD J. FITZPATRICK Chief Financial Officer	2017	600,000	—	1,257,994	—	686,397	—	18,685(6)	2,563,076
	2016	602,308	—	1,042,804	—	443,579	—	17,729	2,106,420
	2015	602,308	—	1,240,251	—	601,781	—	12,904	2,457,244
PATRICK COGNY(4) Senior Vice President, Infrastructure, Manufacturing & Services and High Tech	2017	513,500	—	846,726	—	367,162	—	28,798(7)	1,756,186
	2016	515,475	—	501,348	443,800	167,363	—	21,810	1,649,796
	2015	515,475	—	516,771	—	315,057	—	18,012	1,365,315
ARVINDER SINGH Senior Vice President, Capital Markets and IT Services	2017	424,000	—	967,687	—	523,928	—	43,761(8)	1,959,376
	2016	425,631	—	802,157	621,320	166,858	—	41,939	2,057,905
	2015	413,723	—	826,834	—	343,850	—	33,907	1,618,314
MOHIT THUKRAL(4)(11) Senior Vice President, Banking, Financial Services and Insurance	2017	330,393	—	1,088,648	—	272,644	5,980(9)	406(10)	1,698,071
	2016	307,487	—	802,157	621,320	141,641	10,579	393	1,883,577
	2015	304,281	30,000	826,834	—	223,611	19,513	356	1,404,595

(1)

The base salaries of Messrs. Tyagarajan, Fitzpatrick and Cogny have remained unchanged for each period set forth in this table and there was no change in Mr. Singh’s base salary from 2016 to 2017. There may be slight variations in each named executive officer’s reported salary from year to year based on the number of working days in a given fiscal year.

(2)

The amounts shown under this column reflect the dollar amount of the aggregate grant date fair value of performance share awards and restricted share units granted during the applicable year pursuant to our 2007 Omnibus Incentive Compensation Plan, calculated in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718, and do not reflect the realizable value of these awards based on our performance results for each period. The performance share awards granted in 2016 were forfeited for failure to achieve the revenue and adjusted income from operations performance targets under such awards. Accordingly, no value was or will be realized by our named executive officers with respect to the 2016 performance share grants. The aggregate grant date fair value of the performance share awards is calculated in accordance with FASB ASC Topic 718, based on the probable outcome of the attainment of one or more pre-established performance objectives as of the grant date, which for the performance share awards granted in 2017 was 43.2% of target for the CEO and 97.8% of target for the named executive officers other than the CEO. Assumptions used in the calculation of these amounts are included in Note 18 “Stock-based compensation” to our audited consolidated financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K. In accordance with the rules promulgated by the SEC, the amounts shown for awards with performance- and service-based vesting conditions exclude the impact of estimated forfeitures. The performance periods for the performance shares granted in 2015, 2016 and 2017 are completed, and the number of shares underlying each such award has been determined. The aggregate grant date fair values of the performance share awards granted in 2017, assuming maximum attainment of the performance goals, are as follows: Mr. Tyagarajan—$5,100,992; Mr. Fitzpatrick—$2,572,960; Mr. Cogny—$1,731,800; Mr. Singh—$1,979,200; and Mr. Thukral—$2,226,600.

36 | 2018 Proxy Statement

(3)

The amounts shown represent the aggregate grant date fair value of the stock options awarded to our named executive officers during the applicable year, calculated in accordance with FASB ASC Topic 718, and exclude the impact of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 18 “Stock-based compensation” to our audited consolidated financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K.

(4)

Mr. Thukral received certain payments in Indian rupees and Mr. Cogny received certain payments in euros. The following exchange rates were used to calculate amounts in the Summary Compensation Table reflecting such payments: INR 1/US$0.01525897 in 2017, INR 1/US$0.01484012 in 2016 and INR 1/US$0.0156463 in 2015 and euro 1/US$1.11757828 in 2017, euro 1/US$1.11136068 in 2016 and euro 1/US$1.15142757 in 2015. For Mr. Thukral, all amounts other than those shown under the “Option Awards” and “Share Awards” columns were paid or incurred in Indian rupees. For Mr. Cogny, portions of the amounts shown in the “All Other Compensation” column were converted from euros.

(5)

The amount shown consists of the following payments and benefits to Mr. Tyagarajan: (a) $5,141 in life insurance plan premiums, (b) $60,000 for personal costs pursuant to his employment agreement, (c) $10,800 in matching contributions to our 401(k) plan and (d) $7,274 for his automobile lease.

(6)

The amount shown consists of the following payments and benefits to Mr. Fitzpatrick: (a) $3,060 in life insurance plan premiums, (b) $10,800 in matching contributions to our 401(k) plan and (c) $4,825 in costs related to our executive health examination program.

(7)

The amount shown consists of the following payments and benefits to Mr. Cogny: (a) $10,800 in matching contributions to our 401(k) plan, (b) $10,573 for the cost of storage expenses reimbursed by us pursuant to his employment agreement, (c) $2,600 in life insurance plan premiums and (d) $4,825 in costs related to our executive health examination program.

(8)

The amount shown consists of the following payments and benefits to Mr. Singh: (a) $10,800 in matching contributions to our 401(k) plan, (b) $16,460 for payments relating to our former profit sharing plan for U.S. employees, (c) $11,676 in life insurance plan premiums and (d) $4,825 in costs related to our executive health examination program.

(9)

The amount shown represents the change in pension value with respect to the Gratuity Plan benefit for Mr. Thukral that is required to be provided to all employees in India pursuant to Indian law. Assumptions used in the calculation of this amount are included in Note 17, “Employee benefit plans,” to our audited consolidated financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K.

(10)	The amount shown represents life insurance plan premium payments made on behalf of Mr. Thukral.
(11)	Mr. Thukral has resigned effective April 30, 2018.

CEO REALIZABLE COMPENSATION

The values reported in our Summary Compensation Table include the estimated fair value of long-term incentive awards at the time of grant as determined for accounting purposes. This estimated fair value is not reflective of actual award values and often differs significantly from the values ultimately received by our senior executives. We believe that realizable compensation, which reflects the actual current value of outstanding long-term incentive awards from prior years, helps us to better assess our pay for performance alignment.

Realizable compensation provides clarity on how compensation outcomes are influenced by company performance. This is particularly important because equity-based awards account for the most significant portion of the total compensation of our CEO and other executive officers. Because the compensation committee believes that long-term, equity-based compensation drives long-term growth, consideration of actual and potential values realizable from awards granted in prior years is a highly relevant factor in assessing the effectiveness of our compensation program’s continued alignment with our shareholders’ long-term interests.

2018 Proxy Statement | 37

The following table sets forth the realizable pay for our CEO for fiscal years 2015, 2016 and 2017.

	2015	2016	2017
Salary(1)	$632,423	$632,423	$630,000
Bonus	—	—	—
Non-equity incentive plan compensation	$1,336,000	$700,000	$1,335,000
Long-term incentives:
Option awards(2)	—	—	—
PSU/RSU awards(2)	—	—	$2,867,360
Total long-term incentives	—	—	—
Other compensation	$86,768	$87,091	$83,215
Total realizable compensation(3)	$2,055,191	$1,419,514	$4,915,575

(1)

Mr. Tyagarajan’s base salary has remained unchanged for each period set forth in this table. Slight variations in his reported salary from year to year reflect differences in the number of working days in each fiscal year.

(2)

Mr. Tyagarajan was not granted any equity awards in 2015 and was not granted any option awards in 2016 or 2017.  The 2016 PSU award granted to Mr. Tyagarajan was forfeited for failure to achieve threshold revenue and adjusted income from operations performance.

(3)

Total realizable compensation was calculated using (a) actual earned base salary, (b) cash bonus and all other non-equity compensation as disclosed in the Summary Compensation Table, and (c) equity award values of all performance share units with performance periods ending within the measurement period at the determined outcome multiplied by the closing price of our common shares on the last business day of fiscal year 2017 of $31.74.

The following chart compares the fiscal year 2015, 2016 and 2017 Summary Compensation Table values for our CEO to realizable compensation values and provides our total shareholder return as of the end of each fiscal year during the period from January 1, 2015 to December 31, 2017, assuming an investment of $100 in Genpact common shares on January 1, 2015.

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2017 GRANTS OF PLAN-BASED AWARDS

The following table provides certain information regarding cash and equity incentive plan awards granted to our named executive officers during the fiscal year ended December 31, 2017. The equity awards were granted under the 2017 Omnibus Incentive Compensation Plan and the non-equity awards were granted under our 2017 annual cash bonus plan.

Name	Grant Date	Estimated Future Payouts Under Non- equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
N.V. TYAGARAJAN	3/30/2017	—	—	—	36,082	103,092	206,184	1,101,907
	—	270,000	1,200,000	3,600,000	—	—	—	—
EDWARD J. FITZPATRICK	3/30/2017	—	—	—	18,200	52,000	104,000	1,257,994
	—	180,000	600,000	1,800,000	—	—	—	—
PATRICK COGNY	3/30/2017	—	—	—	12,250	35,000	70,000	846,726
	—	118,916	333,800	1,001,400	—	—	—	—
ARVINDER SINGH	3/30/2017	—	—	—	14,000	40,000	80,000	967,687
	—	119,250	424,000	1,272,000	—	—	—	—
MOHIT THUKRAL	3/30/2017	—	—	—	15,750	45,000	90,000	1,088,648
	—	105,313	330,393	991,180	—	—	—	—

(1)

Represents the cash bonus opportunity range under our 2016 annual bonus plan, which is summarized under “Compensation Discussion and Analysis—Compensation Components—Annual Cash Bonus” above. For Mr. Tyagarajan, the cash award target was 190% of his base salary, and for the other named executive officers, the cash bonus award target ranged between 65% and 100% of base salary. For Mr. Thukral, who is compensated in Indian rupees, amounts in this column were calculated after converting his salary in local currency at a rate of INR 1/US$0.01525897. For the actual amounts paid to each named executive officer, see the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. Amounts shown in the “Threshold” column represent the payments that would result from attainment of threshold performance with respect to each of (a) the Company Multiplier, for which threshold performance is 50% of target, (b) the individual scorecard financial metrics, for which threshold performance is 75% of target for each metric, and (c) the individual scorecard non-financial metrics, for which there is no minimum performance threshold and therefore threshold performance has been assumed at 0%. Amounts shown in the “Maximum” column represent the payments that would result from attainment of the highest level of performance with respect to both (a) the Company Multiplier, for which the maximum performance level is 200% of target, and (b) the overall individual scorecard result, for which the maximum performance level for each metric is 150% of target. See “—Compensation Discussion and Analysis—Compensation Components—Annual Cash Bonus” above for a description of our annual bonus plan.

(2)

Represents performance share awards that will vest based on the level of attainment of the performance goals for the 2017 fiscal year, subject to continued service through January 10, 2020. See “—Compensation Discussion and Analysis—Compensation Components—Equity-Based Compensation” above for a description of the awards.

(3)

Represents the grant date fair value of stock and option awards granted during the fiscal year ended December 31, 2017, calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value of performance share awards is calculated in accordance with FASB ASC Topic 718, based on the probable outcome of the attainment of one or more pre-established performance objectives as of the grant date.

2018 Proxy Statement | 39

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Employment Agreements with Named Executive Officers

Summarized below are the material terms of our employment agreements with Messrs. Tyagarajan, Fitzpatrick and Cogny. We do not have an employment agreement with any other named executive officer.

N.V. Tyagarajan.    We entered into an employment agreement with Mr. Tyagarajan on June 15, 2011, which supersedes his previous employment agreement, dated February 7, 2005. The employment agreement has an indefinite term and may be terminated by us or Mr. Tyagarajan, subject to the severance provisions described below. The employment agreement provides for an annual base salary of not less than $600,000 and a target bonus of 125% of annual base salary.  For 2017, the compensation committee set Mr. Tyagarajan’s target bonus at 190% of base salary. Mr. Tyagarajan is entitled to benefits and perquisites generally available to our other senior executives, reimbursement of automobile costs and $60,000 for personal costs. Mr. Tyagarajan is also entitled to four weeks of vacation per year.

For purposes of Mr. Tyagarajan’s employment agreement, the term “good reason” means a material reduction in the nature of Mr. Tyagarajan’s authorities or duties, a material reduction in base compensation, requiring Mr. Tyagarajan to report to any person other than our board of directors or a material relocation of Mr. Tyagarajan’s principal place of employment, which has not been cured by us within 30 days following notice of such event by Mr. Tyagarajan.

If Mr. Tyagarajan’s employment is terminated by us without cause or by Mr. Tyagarajan for good reason, then in addition to any earned but unpaid salary or bonus and payment for accrued but unused vacation, Mr. Tyagarajan is entitled to payment of an amount equal to the sum of (I) two times Mr. Tyagarajan’s then current base salary and (II) two times the annual bonus received for the fiscal year preceding the fiscal year in which the termination occurs. In addition, we will reimburse Mr. Tyagarajan for the cost of acquiring health benefits for himself and his dependents at the same level of coverage and benefits as is provided to our US-based senior executives for two years following the date of termination, or any earlier date on which he and his dependents become eligible for such health benefits from another employer.

Mr. Tyagarajan’s payments upon termination of employment described above are subject to his execution of a release of all claims against us and our affiliates. The release would also be executed by us and release Mr. Tyagarajan from any claims by us relating to Mr. Tyagarajan’s employment or services other than claims based on acts or omissions of Mr. Tyagarajan that involve fraud or which are not known to the non-employee directors on the date of such release. The release also includes a mutual non-disparagement provision.

Under his employment agreement, for two years after the termination of his employment, Mr. Tyagarajan will be subject to certain non-compete and non-solicitation covenants.

Edward J. Fitzpatrick.    On June 26, 2014, we entered into an employment agreement with Mr. Fitzpatrick in connection with his appointment as our Chief Financial Officer. The employment agreement has an indefinite term and may be terminated by us or Mr. Fitzpatrick, subject to the severance provisions described below. The employment agreement provides for an annual base salary of not less than $600,000 and a target bonus of 100% of annual base salary. In addition, Mr. Fitzpatrick is entitled to benefits and perquisites generally available to our other senior executives and four weeks of vacation per year.

For purposes of Mr. Fitzpatrick’s employment agreement, the term “good reason” means a material reduction in the nature of Mr. Fitzpatrick’s authorities or duties, a material reduction in base compensation, requiring Mr. Fitzpatrick to report to any person other than our CEO or a material relocation of Mr. Fitzpatrick’s principal place of employment, which has not been cured by us within 30 days following notice of such event by Mr. Fitzpatrick.

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In the event of Mr. Fitzpatrick’s termination for good reason or by the Company without cause, Mr. Fitzpatrick will receive severance benefits that consist of (a) a cash lump-sum payment equal to 100% his then current base salary and (b) a cash lump-sum payment equal to the cost of acquiring health benefits for himself, his spouse and his eligible dependents for up to 12 months following termination. Payment of the severance benefits is conditioned on Mr. Fitzpatrick’s execution of a general release of all claims. In addition, the equity awards granted under the Agreement will accelerate and vest as described above.

Mr. Fitzpatrick’s payments upon termination of employment described above are subject to his execution of a release of all claims against us and our affiliates. In addition, Mr. Fitzpatrick will be subject to certain non-compete and non-solicitation covenants for one year after the termination of his employment.

Patrick Cogny.    Under Mr. Cogny’s employment agreement, which was amended in December 2015, Mr. Cogny is entitled to an annual base salary of not less than $513,500 and a target bonus of not less than $300,000.  Additionally, if Mr. Cogny’s employment is terminated by the Company, except for a serious breach of the employment agreement, serious misconduct or serious negligence, he will receive a one-time payment of $550,000.

Incentive Compensation Plans

We adopted our 2017 Omnibus Incentive Compensation Plan, or the 2017 Plan, on May 9, 2017 as a successor to our 2007 Omnibus Incentive Compensation Plan, or the 2007 Plan.  No grants may be made under the 2007 Plan after the date of adoption of the 2017 Plan.  Grants that were outstanding under the 2007 Plan as of the Company’s adoption of the 2017 Plan remain subject to the terms of the 2007 Plan.

Performance Share Awards

The performance share awards granted to our named executive officers in 2017 under the 2007 Plan are to convert into actual common shares of the Company based on the Company’s attainment of certain performance goals measured over the period beginning January 1, 2017 and ending December 31, 2017 and the individual’s continued service with the Company through January 10, 2020. Each award specifies a target number of performance shares. The number of common shares of the Company into which the performance shares are to convert is calculated by multiplying the number of target performance shares designated under the award by a performance percentage ranging from 0% to 200%.  The Company metrics that determine the performance percentage differ for the named executive officers other than the CEO and the CEO.  Under the CEO’s 2017 performance share award, the performance percentage is based on the Company’s adjusted income from operations, adjusted income from operations margin, new bookings and transformation services revenue during the period from January 1, 2017 to December 31, 2017.  Under the 2017 performance share award granted to the other named executive officers, the performance percentage is based on the Company’s adjusted income from operations, adjusted income from operations margin, new bookings and total revenue during the period from January 1, 2017 to December 31, 2017.

Under each award, adjusted income from operations and adjusted income from operations margin are qualifying criteria, and for the other two goals, which are equally weighted, there are three designated levels of attainment: threshold, target and outstanding. If performance for any metric is below the threshold, no payout will occur. Based on our 2017 results, the 2017 performance share award granted to our CEO will vest at 87.6% of the target number of shares, and the 2017 performance share awards granted to our named executive officers other than our CEO will vest at 102.7% of the target number of shares.

Under our 2017 performance share awards, if a change of control of the Company had occurred prior to the end of the performance period on December 31, 2017, the number of shares issuable under each award would have been at the target level.  If a change of control of the Company occurs after the end of the performance period but before the end of the service vesting period, the number of shares issuable will be based on actual performance.  The awards may be assumed, substituted or continued in connection with a change of control and continue to vest based on the service vesting requirements of the awards; if not

2018 Proxy Statement | 41

assumed, substituted or continued, then the awards will become payable at the time of the change of control.  A performance share award will vest in full in the event of a participant’s termination by the Company without cause within 24 months following a change in control of the Company in connection with which the award is assumed, continued or substituted.

Additionally, each of the performance share awards will vest on a pro-rated basis based on actual performance in the event of the recipient’s termination by reason of death or disability during the service period.

The performance share awards (and any shares issued thereunder or proceeds from the sale of such shares) are subject to forfeiture in the event of a breach of restrictive covenants. See “Compensation Discussion and Analysis—Recovery Policy.”

Change of Control

Pursuant to the 2007 Plan and the 2017 Plan, unless otherwise provided in an individual award agreement, in the event of a change of control of the Company, existing awards may be assumed, substituted or continued. If the awards are not assumed, substituted or continued, then:

•	any options and SARs outstanding as of the date the change of control is determined to have occurred will become fully exercisable and vested, as of immediately prior to the change of control;
•

all performance units and cash incentive awards will be paid out as if “target” performance levels had been attained, but pro-rated based on the portion of the performance period that elapses prior to the change of control; and

•

all other outstanding awards will automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto will lapse as of immediately prior to such change of control.

The treatment of outstanding performance share awards in the event of a change in control is described above for the 2017 performance share awards.

Unless otherwise provided pursuant to an award agreement, a change of control is defined to mean any of the following events, generally:

•	during any period of twenty-four consecutive months, a change in the composition of a majority of our board of directors that is not supported by a majority of the incumbent board of directors;
•	the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of our assets;
•	the approval by our shareholders of a plan of our complete liquidation or dissolution; or
•

an acquisition by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that is equal to or greater than 25%.

Retirement Benefits

We provide our employees in the United States, including our CEO, with a tax-qualified defined contribution 401(k) plan, pursuant to which employees may elect to defer pre-tax salary amounts up to the limits set by the Internal Revenue Code. We match 100% of the first 4% of salary deferred by our employees under the 401(k) plan.

In India, we maintain a Gratuity Plan, which is a defined benefit plan, and a Provident Fund Plan, which is a defined contribution plan, each as required under applicable law.

42 | 2018 Proxy Statement

2017 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information regarding each outstanding equity award held by our named executive officers as of December 31, 2017.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares, Units or Other Rights That Have Not Vested ($)(1)
N.V. TYAGARAJAN	283,625(3)	—	9.52	5/6/2019	—	—	—	—
	51,052(4)	—	14.32	3/11/2020	—	—	—	—
	283,625(5)	—	13.52	6/14/2021	—	—	—	—
	750,000(6)	750,000(6)	19.35	5/30/2023	—	—	—	—
	—	—	—	—	90,339(10)	2,867,360
EDWARD J. FITZPATRICK	125,000(7)	125,000(7)	18.05	7/14/2024	29,086(8)	923,190	—	—
	—	—	—	—	56,435 (9)	1,791,247	—	—
	—	—	—	—	53,421(11)	1,695,583	—	—
PATRICK COGNY	14,749(2)	—	6.33	12/14/2018	—	—	—	—
	20,421(4)	—	14.32	3/11/2020	—	—	—	—
	50,000(6)	50,000(6)	19.35	5/30/2023	—	—	—	—
	—	—	—	—	23,514(9)	746,334	—	—
	—	50,000(12)	27.65	3/31/2026	—	—	—	—
	—	—	—	—	35,956(11)	1,141,243	—	—
ARVINDER SINGH	—	—	—	—	—	—	—	—
	22,690(4)	—	14.32	3/11/2020	—	—	—	—
	72,500(6)	72,500(6)	19.35	5/30/2023	—	—	—	—
	—	—	—	—	—	—	—	—
	—	—	—	—	37,623(9)	1,194,154	—	—
	—	70,000(12)	27.65	3/31/2026	—	—	—	—
	—	—	—	—	41,093(11)	1,304,292	—	—
MOHIT THUKRAL	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
	22,500(6)	72,500(6)	19.35	5/30/2023	—	—	—	—
	—	—	—	—	—	—	—	—
	—	—	—	—	37,623(9)	1,194,154	—	—
	—	70,000(12)	27.65	3/31/2026	—	—	—	—
	—	—	—	—	46,230(11)	1,467,340	—	—

(1)	Represents the aggregate market value of the shares subject to the award calculated using the NYSE closing price of our common shares on December 31, 2017.
(2)	These options were granted on December 15, 2008 and fully vested on December 1, 2013.
(3)	These options were granted on May 7, 2009 and fully vested on May 1, 2014.
(4)	These options were granted on March 12, 2010 and fully vested on February 1, 2014.
(5)	These options were granted on June 15, 2011 and fully vested on June 17, 2015.
(6)	These options were granted on May 31, 2013 and vested with respect to 50% on January 10, 2016 and 50% on January 10, 2018.
(7)

These options were granted on July 15, 2014 and vested with respect to 50% on July 15, 2017.  The remaining 50% of these options will vest on July 15, 2019, subject to continued service through the vesting date.

(8)

Represents restricted share units granted on July 15, 2014 that vested with respect to 25% on each of July 15, 2015, July 15, 2016 and July 15, 2017. The remainder of the restricted share units will vest on July 15, 2018.

2018 Proxy Statement | 43

(9)

Represents performance share awards granted on March 9, 2015 which were to vest based on the level of attainment of performance goals over the 2015 calendar year and continued service through January 10, 2018.  The performance period for these awards was completed on December 31, 2015 and the number of shares subject to the awards is based on actual performance attainment at 94%. The awards vested upon completion of the service period on January 10, 2018.

(10)

Represents the performance share award granted on March 30, 2017 which was to vest based on the level of attainment of performance goals over the 2017 calendar year and continued service through January 10, 2020. The performance period for this award was completed on December 31, 2017 and the number of shares subject to the award is based on actual performance attainment at 87.630%. However, the award will not fully vest until completion of the service period on January 10, 2020.

(11)

Represents performance share awards granted on March 30, 2017 which were to vest based on the level of attainment of performance goals over the 2017 calendar year and continued service through January 10, 2020. The performance period for these awards was completed on December 31, 2017 and the number of shares subject to the awards is based on actual performance attainment at 102.734%. However, the awards will not fully vest until completion of the service period on January 10, 2020.

(12)	These options were granted on April 1, 2016 and will vest with respect to 50% on January 10, 2019 and 50% on January 10, 2021, subject to continued service through each vesting date.

2017 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding exercises of Company options and vesting of stock awards for each of our named executive officers during the fiscal year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
N.V. TYAGARAJAN	273,642	2,769,849	—	—
EDWARD J. FITZPATRICK	—	—	29,086(2)	811,499
PATRICK COGNY	—	—	26,656(3)	654,671
ARVINDER SINGH	37,615	403,233	35,186(3)	864,168
MOHIT THUKRAL	129,843	1,433,567	35,186(3)	864,168

(1)	Represents the aggregate price at which shares acquired upon exercise of the options were sold, net of the exercise price paid for acquiring the shares.
(2)	These shares vested and were issued, net of shares withheld for taxes, on July 15, 2017 pursuant to an RSU award granted in July 2014.
(3)	These shares vested and were issued, net of shares withheld for taxes, on January 10, 2017 pursuant to performance share awards granted in April 2014.

44 | 2018 Proxy Statement

2017 PENSION BENEFITS

The following table provides information about certain pension benefits provided to our named executive officers for the fiscal year ended December 31, 2017.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)(2)	Payments During Last Fiscal Year ($)
N.V. TYAGARAJAN	—	—	—	—
EDWARD J. FITZPATRICK	—	—	—	—
PATRICK COGNY	—	—	—	—
ARVINDER SINGH	—	—	—	—
MOHIT THUKRAL	Gratuity Plan for Indian Employees	19.43	112,252	—

(1)

We are required to provide all Indian employees with benefits under a Gratuity Plan, which is a defined benefit plan. Assumptions used in the calculation of this amount are included in Note 17—“Employee benefit plans” to our audited consolidated financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K.

(2)	The foreign exchange rate used to calculate amounts in this table is INR 1/US$0.01525897.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Below is a description of the potential payments and benefits that would be provided to our named executive officers upon termination of their employment or a change of control under their employment agreements and award agreements under the Incentive Compensation Plans.

Employment Agreements with Named Executive Officers

We have entered into agreements with Messrs. Tyagarajan, Fitzpatrick and Cogny that provide for certain payments and benefits to be paid upon certain terminations of employment. See “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements with Named Executive Officers” for a description of these provisions.

Incentive Compensation Plans

The general treatment of outstanding awards under our 2007 and 2017 Plans in the event of a change of control is described under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Incentive Compensation Plans.”  However, certain equity grants have special change in control vesting provisions, as described below.

Generally, except as described below, our equity awards to our named executive officers do not provide for accelerated vesting upon a termination of employment.

Under the option granted to Mr. Tyagarajan on May 31, 2013 (which vested with respect to 50% on each of January 10, 2016 and January 10, 2018), 25% of the shares subject to the option would have vested upon a termination without cause or for good reason, and 20% of the shares subject to the option would have vested upon a termination by reason of death or disability, in each case if such termination events had occurred prior to full vesting of the option. The option would also have vested in full upon a change in control.

2018 Proxy Statement | 45

The option granted to Mr. Fitzpatrick on July 15, 2014 in connection with commencement of his employment (which vested with respect to 50% on July 15, 2017 and will vest with respect to the remaining 50% on July 15, 2019) will vest in full in the event of Mr. Fitzpatrick’s termination by the Company without cause or his termination for good reason in each case within 24 months following a change in control of the Company. Upon Mr. Fitzpatrick’s termination of employment by reason of death or disability, or his termination by the Company without cause, the options will vest on a pro-rated basis based on the period of service completed over the 5-year period measured from the grant date of the option until the date of termination, less the number of shares subject to the options that vested prior to such termination. The restricted share units granted to Mr. Fitzpatrick on July 15, 2014 in connection with commencement of his employment (which vested with respect to 25% on each of July 15, 2015, July 15, 2016 and July 15, 2017 and will vest with respect to the remaining 25% on July 15, 2018) will vest in full in the event of Mr. Fitzpatrick’s termination by the Company without cause or Mr. Fitzpatrick’s termination for good reason in each case within 24 months following a change in control of the Company. Upon Mr. Fitzpatrick’s termination of employment by reason of death or disability, or his termination by the Company without cause, the remaining unvested restricted share units will vest on a pro-rated basis based on the period of service completed over the 1-year period measured from July 15, 2017. The performance share units granted to Mr. Fitzpatrick on March 9, 2015 pursuant to his employment agreement (which vested on January 10, 2018) would have vested (i) on a pro-rated basis in the event of his termination by the Company without cause prior to the end of the applicable service period (and prior to a change in control) and (ii) in full in the event of his involuntary termination within 24 months following a change in control.

Additionally, each of the performance share awards granted to our named executive officers will vest on a pro-rated basis based on actual performance in the event of the executive’s termination by reason of death or disability.

46 | 2018 Proxy Statement

TERMINATION AND CHANGE OF CONTROL POTENTIAL PAYMENTS AND BENEFITS TABLE

The amounts included in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The amounts indicated are based on the payments and benefit costs that would have been incurred by the Company if the named executive officer’s employment had terminated as of the last business day of the fiscal year ended December 31, 2017. Where applicable, the value of one of our common shares on December 31, 2017 was $31.74, which was the closing market price of our common shares on the NYSE on December 29, 2017, the last business day of 2017.

Change of Control
Name	Involuntary Termination without Cause ($)	Involuntary Termination for Cause ($)	Termination with Good Reason(1) ($)	Voluntary Termination Other than Death or Disability ($)	Termination due to Death or Disability ($)	Accelerated Vesting if Award not Assumed, Substituted or Continued by the Acquiring Entity ($)	Award Assumed, Substituted or Continued by the Acquiring Entity ($)
N.V. TYAGARAJAN
Cash Severance	2,660,000(2)	—	2,660,000(2)	—	—	—	—
Equity Treatment	4,646,250 (3)	—	4,646,250 (3)	—	4,672,797(4)	12,159,890(5)	9,292,500(6)
Health and Welfare	22,112(7)	—	22,112(7)	—	—	—	—
TOTAL	7,328,362	—	7,328,362	—	4,672,797	12,159,890	9,292,500

EDWARD J. FITZPATRICK
Cash Severance	600,000(8)	—	600,000(8)	—	—	—	—
Equity Treatment	2,937,354(9)	—	—	—	3,502,554(10)	6,121,299(11)	—
Health and Welfare	15,023(12)	—	15,023(12)	—	—	—	—
TOTAL	3,552,377	—	615,023	—	3,502,554	6,121,299	—

PATRICK COGNY
Cash Severance	550,000(13)	—	—	—		—	—
Equity Treatment	—	—	—	—	1,126,781(14)	2,711,628(15)	—
Health and Welfare	—	—	—	—	—	—	—
TOTAL	550,000	—	—	—	1,126,781	2,711,628	—

ARVINDER SINGH
Cash Severance	—	—	—	—	—	—	—
Equity Treatment	—	—	—	—	1,628,942(14)	3,683,056(15)	—
Health and Welfare	—	—	—	—	—	—	—
TOTAL	—	—	—	—	1,628,942	3,683,056	—

MOHIT THUKRAL
Cash Severance	—	—	—	—	—	—	—
Equity Treatment	—	—	—	—	1,683,289(14)	3,846,094(15)	—
Health and Welfare	—	—	—	—	—	—	—
TOTAL	—	—	—	—	1,683,289	3,846,094	—

(1)

See definitions of “good reason” in “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Named Executive Officers—N.V. Tyagarajan and Edward J. Fitzpatrick.”

(2)

Amount represents the payment of an amount equal to two times the sum of (i) Mr. Tyagarajan’s annual base salary of $630,000 and (ii) the annual bonus received for the fiscal year preceding the fiscal year of termination, which annual bonus was $700,000 in 2016.

(3)	Amount represents the estimated value of accelerated vesting of an unvested 25% of the Company options granted to Mr. Tyagarajan in 2013.
(4)

Amount represents the estimated value of (i) accelerated vesting of an unvested 20% of the Company options granted to Mr. Tyagarajan in 2013 and (ii) the pro-rated vesting of the performance share award granted in 2017 calculated at actual performance.

2018 Proxy Statement | 47

(5)

Amount represents the estimated value of accelerated vesting of (i) all unvested Company options granted to Mr. Tyagarajan in 2013 and (ii) the performance share units granted to Mr. Tyagarajan in 2017 calculated at actual performance.

(6)

Amount represents the estimated value of accelerated vesting of all unvested Company options granted to Mr. Tyagarajan in 2013. Pursuant to Mr. Tyagarajan’s 2013 option award agreement, the unvested portion of his 2013 option award will vest in full upon a change in control, whether or not assumed, substituted or continued.

(7)

Amount represents the estimated value of providing Mr. Tyagarajan and his dependents with health benefits for two years following the date of termination at the same level of coverage provided to our U.S.-based senior executives. This amount is calculated based on the present value of maximum liability with respect to Mr. Tyagarajan and his dependents under our applicable benefit plan in effect as of December 31, 2017.

(8)	Amount represents the payment of an amount equal to Mr. Fitzpatrick’s annual base salary of $600,000.
(9)

Amount represents the estimated value of the pro-rated vesting of (i) unvested options granted in 2014, (ii) restricted share units granted in 2014 which would have vested on the next vesting date and (iii) the performance share award granted in 2015 calculated at actual performance.

(10)

Amount represents the estimated value of the pro-rated vesting of (i) unvested options granted in 2014, (ii) restricted share units granted in 2014 which would have vested on the next vesting date and (iii) the performance share award granted in 2015 and 2017 calculated at actual performance.

(11)

Amount represents the estimated value of the full vesting of (i) unvested options granted in 2014, (ii) restricted share units granted in 2014 and (iii) performance share awards granted in 2015 and 2017 calculated at actual performance.

(12)

Amount represents the estimated value of providing Mr. Fitzpatrick and his dependents with health benefits for twelve months following the date of termination at the same level of coverage provided to our U.S.-based senior executives. This amount is calculated based on the present value of maximum liability with respect to Mr. Fitzpatrick and his dependents under our applicable benefit plan in effect as of December 31, 2017.

(13)

Amount represents the payment in lump sum of $550,000 pursuant to Mr. Cogny’s employment agreement in the event of his termination without cause. In such an event, Mr. Cogny’s employment agreement also provides for the Company’s reimbursement of his reasonable expenses incurred in relocating himself and his family to Europe, including the cost of temporary housing, costs for the relocation of goods, including storage, and business class airfare. Because such relocation expenses are not estimable at this time, they are not reflected in this table.

(14)	Amount represents the estimated value of pro-rated vesting of performance share awards granted in 2015 and 2017, calculated at actual performance.
(15)

Amount represents the estimated value of accelerated vesting of (i) performance share awards granted in 2015 and 2017, calculated at actual performance, and (ii) unvested Company options granted in 2013 and 2016.

48 | 2018 Proxy Statement

CEO PAY RATIO

For 2017, Mr. Tyagarajan’s total annual compensation as disclosed in the Summary Compensation Table was $3,150,121, and the total annual compensation (taking into account a cost of living adjustment for wages paid to employees outside the U.S.) for our median employee, located in Romania, was $24,859, resulting in a pay ratio of 127:1.  We have employees in more than 20 countries, and more than 90% of our employees are located outside of the U.S.  Most of these non-U.S. employees are based in India and other countries in which wage levels have historically been significantly lower than wage levels in the U.S. and Western Europe for comparably skilled professionals.

We used the following methodology and assumptions to identify the median employee and calculate the annual total compensation of the median-paid employee:

•

We selected October 1, 2017 as the date on which to determine our median employee.  As of that date, we had more than 77,000 employees, of which approximately 5,000 were located inside the U.S.  As permitted by SEC rules, in performing this calculation we excluded approximately 1,000 employees who joined us in connection with acquisitions completed in 2017.

•

SEC regulations allow employers to identify the median based on a “consistently applied compensation measure,” or CACM. We used (A) annualized base salary plus (B) target bonus or other incentive compensation for 2017 as our CACM because these two elements are consistently available across all countries where we have employees.

•

We ranked this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Mr. Tyagarajan, whether employed on a full-time, part-time, or seasonal basis.

•	We converted amounts paid in foreign currencies to the U.S. dollar based on the applicable 2017 average exchange rates.

As permitted by SEC rules, we performed two separate calculations in identifying our median employee: one involved making a cost-of-living-adjustment (“COLA”) for individuals employed outside of the U.S. and Puerto Rico, and one did not employ a COLA for those individuals.  We performed the COLA based on the most recent figures available, as of the determination date of October 1, 2017, from the World Bank Price Level Ratio of PPP Conversion Factor (GDP) to market exchange rate, available at http://data.worldbank.org/indicator/PA.NUS.PPPC.RF.  Using the COLA, we determined that our median employee was an employee working in Romania as discussed above. The exchange rate we used to convert our median employee’s compensation to the U.S. dollar was 1 Romanian leu to 0.2442 U.S. dollar, and a COLA of 1 to 0.4029 was applied to this individual’s U.S. dollar-converted annual total compensation.  Performing the median employee identification analysis without employing a cost-of-living adjustment, we determined that the 2017 annual total compensation for a different median employee, located in India, was $6,656, resulting in a pay ratio of 473:1. The exchange rate we used to convert such employee’s compensation to the U.S. dollar was 1 Indian rupee to 0.01533 U.S. dollar.  Because our median employee is located in India and our CEO is located in the U.S., our CEO pay ratio is higher than it would be if our employee base were concentrated primarily in the U.S. or if most of our employees, including our CEO, were employed in the same jurisdiction.

We believe the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, our pay ratio may not be comparable to the pay ratios reported by other companies.

2018 Proxy Statement | 49

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information about the securities authorized for issuance under the 2017 Omnibus Incentive Compensation Plan, the 2007 Omnibus Incentive Compensation Plan and the Genpact Employee Stock Purchase Plans as of December 31, 2017.

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options and Rights(1)	Weighted Average Exercise Price of Outstanding Options and Rights(2)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares in First Column)(3)
Equity compensation plans approved by shareholders	9,578,539	$19.52	15,712,949
Equity compensation plans not approved by shareholders	—	—	—
Total	9,578,539	$19.52	15,712,949

(1)

The performance periods for the performance shares granted in 2015 and 2017 are complete, so actual performance has been used to determine the number of shares issuable under such awards upon completion of the respective service periods.  Amounts in this column exclude (i) shares reserved for issuance under the Company’s Employee Stock Purchase Plans and (ii) shares issuable in 2018 under restricted share unit awards that vested as of December 31, 2017.

(2)	The weighted average exercise price does not take into account restricted share units and performance shares or purchase rights under the Company’s Employee Stock Purchase Plans.
(3)

The amounts in this column are comprised of (i) 3,282,143 shares reserved for issuance under the Company’s Employee Stock Purchase Plans and (ii) 12,430,806 shares reserved for issuance under the Company’s 2017 Omnibus Incentive Compensation Plan.  The Company’s 2007 Omnibus Incentive Compensation Plan terminated on May 9, 2017 and no additional awards may be granted under that plan following such termination date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2017, Ms. Lindstrom and Messrs. Madden, Nunnelly and Scott served as members of our compensation committee. No member of our compensation committee was at any time during fiscal 2017, or formerly, an officer or employee of Genpact Limited or any subsidiary of Genpact Limited. Other than as disclosed under the heading “Acquisition of Rage Frameworks,” no member of our compensation committee had any relationship with us during fiscal 2017 requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.

During fiscal 2017, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee.

50 | 2018 Proxy Statement

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on its review and such discussions, the compensation committee recommended to the Company’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the compensation committee of the board of directors of Genpact Limited.

Mark Nunnelly, Chair

Carol Lindstrom

James Madden

Robert Scott

2018 Proxy Statement | 51

PROPOSAL 2 – NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the Company’s shareholders are entitled to vote at the annual general meeting to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or our Board or the compensation committee. The outcome of this advisory vote does not overrule any decision by the Company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the board of directors (or any committee thereof).

Although the vote is non-binding, our Board and the compensation committee value the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions affecting the Company’s executive officers.

As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to reward the achievement of our annual, long-term and strategic goals, such as growing revenues, improving operating margins and deepening client relationships. It is also designed to align the interests of our executives, including our named executive officers, with those of our shareholders by rewarding performance that exceeds our goals, with the ultimate objective of increasing shareholder value. Shareholders are urged to read the foregoing “Compensation Discussion and Analysis” section of this proxy statement, which more thoroughly discusses how we believe our compensation policies and procedures complement our compensation philosophy. Our Board and our compensation committee believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement.

We are asking our shareholders to vote for the following resolution:

“RESOLVED, that the Company’s shareholders hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the various compensation tables and the accompanying narrative discussions.”

BOARD RECOMMENDATION: The board recommends that you vote FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

52 | 2018 Proxy Statement

PROPOSAL 3 – APPROVAL OF AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

General

We are asking our shareholders to vote on a proposal to approve an amendment and restatement of our U.S. Employee Stock Purchase Plan (the “U.S. Purchase Plan”) and the International Employee Stock Purchase Plan (the “International Purchase Plan” and collectively, the “Purchase Plans”) that will extend the term of the Purchase Plans to August 31, 2028.  We are not requesting any increase in the aggregate number of common shares authorized for issuance under the Purchase Plans.

The Purchase Plans were adopted by our board of directors on February 6, 2008, and became effective October 1, 2008 following shareholder approval at the 2008 Annual Meeting.  Our board of directors approved the amendment and restatement on April 4, 2018, subject to shareholder approval at the 2018 Annual Meeting.  In addition to extending the term of the Purchase Plans, the amendment and restatement will effect certain technical changes to facilitate plan administration and conform the Purchase Plan provisions (including shareholder approval requirements) to applicable laws and requirements.

By their current terms, the Purchase Plans will terminate on August 31, 2018.  Approval of this proposal will allow us to continue to provide an incentive to attract, retain and reward our eligible employees and the eligible employees of our participating subsidiaries (whether now existing or subsequently established) with the opportunity to purchase shares at periodic intervals through their accumulated periodic payroll deductions under the Purchase Plans.  The Purchase Plans are an important component of the overall benefits we offer our employees.

Our employees and the employees of our U.S. subsidiaries participate in the U.S. Purchase Plan.  The employees of our non-U.S. subsidiaries participate in the International Purchase Plan.

The following is a summary of the principal features of the amended and restated Purchase Plans (assuming shareholder approval of this proposal).  The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plans and is qualified in its entirety by reference to the complete text of the Purchase Plans attached to this proxy statement as Exhibit 1.

Administration

The Purchase Plans are administered by the compensation committee of our board of directors.  Such committee, as plan administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plans.

Securities Subject to the Purchase Plan

The number of common shares reserved for issuance in the aggregate under the Purchase Plans will be limited to 4,200,000 shares.  As of March 9, 2018, 3,223,667 shares remained available for issuance under the Purchase Plans.  The shares issuable under the Purchase Plans may be made available from authorized but unissued shares or from shares repurchased by us, including shares repurchased on the open market.

2018 Proxy Statement | 53

In the event of any recapitalization, stock split, reverse stock split, split-up or spin-off, reorganization, amalgamation, consolidation, combination, repurchase or exchange of our common shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event that affects our common shares or as otherwise permitted under Bermuda law appropriate adjustments will be made to (i) the maximum number and class of securities issuable in the aggregate under the Purchase Plans, (ii) the maximum number and class of securities purchasable per participant on any one purchase date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right.  Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plans or the outstanding purchase rights thereunder.

Offering Periods and Purchase Rights

Our common shares will be offered under the Purchase Plans through a series of offering periods.  The duration of each offering period will set by the compensation committee prior to the start date, but no offering period may have a duration in excess of twenty-four months. Each offering period will itself be comprised of one or more purchase intervals.

Currently, offering periods under the Purchase Plans commence on the first day in March, June, September and December each year and end on the last business day in the subsequent May, August, November and February each year respectively and each such offering period is comprised of a single purchase interval.

At the time the participant joins the offering period, he or she will be granted a purchase right to acquire our common shares on the last day of each purchase interval within that offering period. All payroll deductions (or other amounts) collected from the participant for each purchase interval will be automatically applied to the purchase of common shares at the end of that purchase interval, subject to certain limitations summarized below in the section entitled “Special Limitations.”

Eligibility and Participation

Any individual who is employed on a basis under which he or she is regularly expected to work for more than twenty hours per week for more than five months per calendar year in the employ of the Company or any parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plans) designated for participation in the Purchase Plans will be eligible to participate in the Purchase Plans.  To the extent required by law, employees of our foreign subsidiaries who are expected to work for less than twenty hours per week or less than five months per calendar year will be allowed to participate in the International Purchase Plan.  The compensation committee may also, at its discretion, waive either or both of these service requirements for either or both of the Purchase Plans without shareholder approval.  Eligible employees of the Company and its U.S. subsidiaries will participate in the U.S. Purchase Plan; eligible employees of our non-U.S. subsidiaries will participate in the International Purchase Plan.

Each individual who is an eligible employee on the start date of any offering period may enter that offering period on such start date.

As of March 9, 2018, approximately 69,800 employees, including 7 executive officers, were eligible to participate in the Purchase Plans.

54 | 2018 Proxy Statement

Payroll Deductions and Stock Purchases

Each participant may authorize periodic payroll deductions in any multiple of one percent (up to a maximum of fifteen percent or such lower percentage set by the compensation committee) of his or her base salary to be applied to the acquisition of common shares at six-month intervals.  Accordingly, on each such purchase date (the last business day in May, August, November and February each year), the payroll deductions of each participant accumulated for the purchase interval ending on that purchase date will automatically be applied to the purchase of whole shares at the purchase price in effect for the participant for that purchase date.

Payroll deductions made in currency other than U.S. dollars will be converted into such dollars on the date or dates and at the exchange rate determined by the plan administrator prior to the start of the offering period in which those deductions are made.

Purchase Price

The purchase price of the common shares acquired on each semi-annual purchase date will be fixed by the compensation committee at the start of each offering period and will not be less than eighty-five percent of the lower of (i) the fair market value per common share on the start date of the offering period or (ii) the fair market value on the purchase date.  Currently, the purchase price is equal to ninety percent of the fair market value per share on the purchase date.

The fair market value per common share on any particular date under the Purchase Plans will be deemed to be equal to the closing selling price per share on such date on the New York Stock Exchange.  On March 9, 2018, the fair market value of our common share determined on such basis was $32.28 per share.

Special Limitations

The Purchase Plans impose certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of our common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of our outstanding stock or the outstanding stock of any of our affiliates.

No participant may purchase more than 1,000 shares on any one purchase date.

The compensation committee may increase or decrease the per participant purchase limitations at its discretion.

Termination of Purchase Rights

A participant may withdraw from the applicable Purchase Plan at any time up to the last business day of the purchase interval, and his or her accumulated payroll deductions for that interval will, at the participant’s election, either be applied to the purchase of shares on the next scheduled six-month purchase date or be refunded immediately.

The participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status.  Any payroll deductions which the participant may have made for the purchase interval in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.

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Shareholder Rights

No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares.  No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Change in Control

Should we be acquired by merger, sale of substantially all of our assets or sale of securities possessing more than fifty percent of the total combined voting power of our outstanding securities, then all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition.  The purchase price will be not less than eighty-five percent of the lower of (i) the fair market value per common share on the start date of the offering period in which the participant is enrolled at the time of such acquisition or (ii) the fair market value per common share immediately prior to such acquisition.  The actual percentage purchase price will be equal to the percentage purchase price previously set by the compensation committee for the offering period in which the participant in enrolled at the time the acquisition occurs.  The limitation on the maximum number of shares purchasable by each participant on any one purchase date will be applicable to any purchase date attributable to such an acquisition.

Share Pro-Ration

Should the total number of common shares to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance in the aggregate under the Purchase Plans, then the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the shares pro-rated to such individual, will be refunded.

Amendment and Termination

The Purchase Plans will terminate upon the earliest to occur of (i) August 31, 2028 (subject to approval of this proposal), (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with a change in control or ownership.

Our board of directors may amend or suspend the Purchase Plans at the end of any purchase interval.  However, the board may not, without shareholder approval, (i) increase the number of shares issuable in the aggregate under the Purchase Plans (except for permissible adjustments in the event of changes to our capitalization), (ii) alter the purchase price formula for the purchase of shares under the Purchase Plans or (iii) modify the requirements for eligibility to participate in the Purchase Plans.

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Plan Benefits

Participation in the Purchase Plans is voluntary and the number of shares purchased by any participant is dependent on the employee’s election to participate, his or her level of elected payroll deductions and the price of our shares on the purchase date.  Accordingly, it is not possible to determine the benefits that maybe received by our named executive officers and other employees under the Purchase Plans if this proposal is approved.  The following table sets forth, as to our Chief Executive Officer, our Chief Financial Officer, our other named executive officers and the other individuals and groups indicated, the number of our common shares purchased under the Purchase Plans from January 1, 2017 through March 9, 2018 and the weighted average purchase price paid per share.

Name	Number of Shares Purchased (#)	Weighted Average Purchase Price ($)
N.V. Tyagarajan	—	—
Edward Fitzpatrick	1,833	$24.63
Patrick Cogny	—	—
Arvinder Singh	—	—
Mohit Thukral	—	—
All Current named executive officers as a group (1 person)	1,833	$24.63
All participating employees, including current officers who are not named executive officers, as a group (1,210 persons)	247,078	$25.75

U.S. Federal Tax Consequences

The U.S. Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.  Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights.  Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the U.S. Purchase Plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of  the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) the excess of the fair market value of the shares on the start date of that offering period over the purchase price which would have been paid for those shares had they been purchased on that start date, and any additional gain upon the disposition will be taxed as a long-term capital gain.  We will not be entitled to an income tax deduction with respect to such disposition.

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If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) the excess of the fair market value of the shares on the start date of the offering period in which those shares were acquired over the purchase price which would have been paid for those shares had they been purchased on that start date.

Foreign Taxation

The income tax consequences to participants in the International Purchase Plan will vary by country.  Generally, those participants will be subject to taxation at the time the shares are purchased.

Accounting Treatment

Pursuant to the accounting principles which are applicable to employee stock purchase plans, the fair value of each purchase right granted under the purchase plan is charged as a direct compensation expense to our reported earnings over the offering period to which that purchase right pertains.  The fair value of each such purchase right will be determined as of its grant date.

Vote Required

The affirmative vote of a majority of our outstanding voting shares present or represented and entitled to vote at the Annual Meeting is required for approval of the Purchase Plans.  Should such shareholder approval not be obtained, then the U.S. Purchase Plan and the International Purchase Plan will terminate on August 31, 2018.

BOARD RECOMMENDATION: The board recommends that you vote FOR the approval of the amendment and restatement of the Purchase Plans. The board believes that it is in our best interests to provide our employees with the opportunity to acquire an ownership interest in us through their participation in the Purchase Plans and thereby encourage them to remain in our employ and more closely align their interests with those of the shareholders.

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Audit Matters

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2017 and has discussed these financial statements with our management and independent registered public accounting firm.

The audit committee has also received from, and discussed with, KPMG, our independent registered public accounting firm, various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required by the applicable auditing standards adopted by the Public Company Accounting Oversight Board (PCAOB).

Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The audit committee has discussed with the independent registered public accounting firm their independence from Genpact.

Based on its discussions with management and the independent registered public accounting firm, and its review of the information provided by management and the independent registered public accounting firm, the audit committee recommended to our board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017.

By the audit committee of the board of directors of Genpact Limited.

Alex Mandl, Chair

Laura Conigliaro

CeCelia Morken

Robert Scott

Mark Verdi

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PROPOSAL 4 – APPROVAL OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected the firm of KPMG as our independent registered public accounting firm for the current fiscal year. KPMG has served as our independent registered public accounting firm since October 1, 2004. If this proposal is not approved at our 2018 annual meeting, our audit committee will reconsider its selection of KPMG. Representatives of KPMG are not expected to be present at the annual meeting.

BOARD RECOMMENDATION: The board of directors believes that the selection of KPMG as our independent registered public accounting firm is in the Company’s best interests and the best interests of our shareholders and therefore recommends a vote FOR approval of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table presents the aggregate fees for services rendered by KPMG, our independent registered public accounting firm, for the fiscal years ended December 31, 2017 and 2016.

	Fiscal 2017	Fiscal 2016
	($ in thousands)
Audit fees	$2,990	$2,524
Audit-related fees	1,060	1,015
Tax fees	589	607
All other fees	24	95
Total fees	$4,663	$4,241

Audit fees represent fees for services provided in connection with the audit of our consolidated financial statements, review of our interim consolidated financial statements and audit services provided in connection with other statutory or regulatory filings. Audit-related fees consist primarily of assurance and related services. Assurance and related services mainly include SOC 1 (ISAE 3402) attestation and certification for submission to statutory and regulatory authorities. Tax fees include fees for professional services for tax compliance, assessment support and advisory services. All other fees include fees for services provided other than the services reported above.

Audit Committee’s Pre-approval Policy and Procedures

The audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of the registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the audit committee or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. From time to time, the audit committee may pre-approve services that are expected to be provided to Genpact by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the audit committee, management or the independent registered public accounting firm report to the audit committee regarding services actually provided to Genpact.

During fiscal 2017, no services were provided to Genpact by KPMG other than in accordance with the pre-approval policies and procedures described above.

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Important Information about the Annual General Meeting and Voting

What is the purpose of the annual meeting?

At the annual meeting, shareholders will consider and act on the following matters:

1.	To elect eleven (11) directors to hold office until the next annual election or until their successors are duly elected and qualified;
2.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers;
3.	To approve the amendment and restatement of the Genpact Employee Stock Purchase Plans; and
4.	To approve the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and
5.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Who can vote?

To be able to vote, you must have been a shareholder of record at the close of business on March 9, 2018. This date is the record date for the annual meeting.

Shareholders of record at the close of business on March 9, 2018 are entitled to vote on each proposal at the annual meeting. The number of outstanding common shares entitled to vote on each proposal at the meeting is 192,109,536.

How many votes do I have?

Each common share of Genpact that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.

Is my vote important?

Your vote is important regardless of how many common shares you own. Please take the time to read the instructions below and vote. Choose the way to vote that is easiest and most convenient for you and submit your proxy so your vote is cast as soon as possible.

How do I vote?

If you are a record holder of Genpact shares, you may deliver your proxy to vote your shares in one of the following ways or you may vote in person at the annual meeting. If you hold your shares in “street name,” refer to the information below on how to vote your shares.

You may submit your proxy to vote by mail.    You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors. The board of directors recommends that you vote “FOR” each director nominee included in Proposal 1 and “FOR” Proposals 2, 3 and 4.

You may submit your proxy to vote over the Internet.    If you have Internet access, you may submit your proxy to vote your shares from any location in the world by following the “Electronic Voting Instructions” set forth on the enclosed proxy card.

You may vote in person.    If you attend the meeting at the location set forth in the accompanying Notice of 2018 Annual General Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting. If you attend the meeting in person you will need to bring an acceptable form of photo identification, such as a driver’s license or passport.

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Can I change my vote after I have mailed my proxy card or after I have submitted my proxy to vote my shares over the Internet?

Yes. You can revoke your proxy and change your vote at any time before the polls close at the meeting by doing any one of the following things:

•	signing and delivering another proxy with a later date to our Corporate Secretary, c/o Genpact LLC, 1155 Avenue of the Americas, 4th Floor, New York, New York 10036 USA;
•	submitting another proxy to vote with a later date over the Internet;
•	giving our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy; or
•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name?”

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on May 8, 2018. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

What is a broker non-vote?

Generally, a “broker non-vote” occurs when a broker, bank or other nominee that holds shares in

“street name” for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the nominee how to vote, and (2) the nominee lacks discretionary voting power to vote such shares. Under New York Stock Exchange (“NYSE”) rules, a nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

All proposals other than the approval of KPMG as the Company’s independent registered public accountants for fiscal year 2018 are non-routine matters and, therefore, common shares held in “street name” will not be voted with respect to these proposals without voting instructions from the beneficial owners. You should follow the instructions provided by your nominee in directing your nominee on how to vote your shares.

What constitutes a quorum?

In order for business to be conducted at the annual meeting with respect to a particular matter, a quorum must be present for that particular matter. For each of the proposals described in the accompanying Notice of 2018 Annual General Meeting, we will have a quorum if at least two shareholders are present in person or by proxy who hold or represent more than 50 percent of the outstanding shares entitled to vote, or at least 96,054,769 shares. Common shares represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for the purpose of determining whether a quorum exists at the annual meeting for that proposal. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

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What vote is required for each item?

For each of the proposals being considered at the annual meeting, approval of the proposal requires the affirmative vote of a simple majority of the votes cast. There is no cumulative voting in the election of directors. The election of each director nominee will be considered and voted upon as a separate proposal. Abstentions and broker “non-votes” are not counted as votes cast and will not affect the voting results on any proposals. If the proposal for the election of a director nominee does not receive the required majority of the votes cast, then the director will not be elected and the position on the board of directors that would have been filled by the director nominee will become vacant. The board of directors has the ability to fill any vacancy upon the recommendation of its nominating and governance committee.

How will votes be counted?

Each common share will be counted as one vote according to the instructions contained on a properly completed proxy, whether submitted by mail, over the Internet, or on a ballot voted in person at the annual meeting. Shares will not be voted in respect of a proposal if either (1) the shareholder abstains from voting on a particular matter, or (2) the shares are broker non-votes. If the shareholder signs and submits but does not indicate voting instructions on the proxy card, the proxies will have the authority to vote in respect of all proposals.

Who will count the votes?

An independent vote tabulator will count the votes. Computershare has been appointed by the board of directors as the independent Inspector of Election and will determine the existence of a quorum and validity of proxies and ballots, and certify the results of the voting.

How does the board of directors recommend that I vote on the proposals?

The board of directors recommends that you vote:

FOR the election of the eleven directors listed under Proposal 1 to hold office until the next annual election or until their successors are duly elected;

FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

FOR the approval of the amendment and restatement of the Genpact Employee Stock Purchase Plans; and

FOR the approval of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Will any other business be conducted at the meeting or will other matters be voted on?

The board of directors does not know of any other matters that may properly come before the meeting. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement, whether you submit your proxy by mail or through the Internet, will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in a current report on Form 8-K within four business days of the 2018 annual meeting.

How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2019 annual general meeting?

Our bye-laws contain advance notice procedures with regard to shareholder proposals not related to director nominations. If you are interested in submitting a proposal for inclusion in the proxy statement for the 2019 annual general meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal intended for inclusion in the proxy statement for our 2019 Annual General Meeting of Shareholders at the New York City address set forth below no later than December 13, 2018.

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Bermuda law provides that shareholders who collectively hold at least 5% of the total voting rights of our outstanding common shares, or any group comprised of at least 100 or more registered shareholders, may require a proposal to be submitted to an annual general meeting of shareholders. Bermuda law generally requires that notice of such a proposal must be deposited at our registered office not less than six weeks before the date of the meeting.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth, as to each matter the shareholder proposes to bring before the meeting:

•

a description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend our bye-laws, the language of the proposed amendment), the reasons for conducting the business at the meeting and any material interest in such business of such shareholder on whose behalf the proposal is made;

•	the name and record address of the shareholder;
•	the class and number of shares of our share capital which are owned and of record by the shareholder;
•

a representation that the shareholder is a holder of record of our shares entitled to vote at the meeting and that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and

•

a representation as to whether the shareholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding share capital required to approve or adopt the business proposal, or otherwise to solicit proxies from shareholders in support of such proposal.

Our bye-laws also contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that any shareholder may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given to our corporate secretary not less than 120 days nor more than 150 days prior to the date of the proxy statement released to shareholders in connection with the prior year’s annual meeting.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth information related to the shareholder giving the notice and the owner on whose behalf the nomination is made, including:

•	the name and record address of the shareholder and the owner;
•	the class and number of shares of our share capital which are owned beneficially and of record by the shareholder;
•

a representation that the shareholder is a holder of record of our shares entitled to vote at that meeting and that the shareholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

•

a representation as to whether the shareholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding share capital required to elect the nominee, or otherwise to solicit proxies from shareholders in support of such nomination.

As to each person whom the shareholder proposes to nominate for election as a director:

•	the name, age, business address and residence of such proposed nominee;
•	the principal occupation or employment of the proposed nominee;
•	the class, series and number of shares of the Company beneficially owned by such nominee;
•	particulars which would, if such proposed nominee were appointed as a director, be required to be included in the Company’s register of Directors and Officers;
•

all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act; and

•	the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Any proposals, nominations or notices should be sent to:

Genpact LLC

1155 Avenue of the Americas, 4th Floor

New York, New York 10036

Attention: Corporate Secretary

64 | 2018 Proxy Statement

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We are initially soliciting these proxies by mail, but our directors, officers and selected other employees may also solicit proxies by telephone, e-mail or other means of communication without additional remuneration. Directors, officers and employees who help us in solicitation of proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of our common shares that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Will the 2017 financial statements be presented to the annual meeting?

Yes. At the annual meeting we will present the audited consolidated financial statements for the fiscal year ended December 31, 2017, as required by Bermuda law. Copies of these financial statements are included in our Annual Report on Form 10-K, which we are delivering to you with this proxy statement.

How can I obtain an Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 is available on our website at www.genpact.com. If you would like a copy of our Annual Report on Form 10-K, we will send you one without exhibits at no charge. Please contact:

Genpact LLC

1155 Avenue of the Americas, 4th Floor

New York, New York 10036

Attention: Corporate Secretary

Our website address is provided for convenience only. We are not including the information on our website, or any information which may be linked through our website, as a part of this proxy statement, nor is it incorporated herein.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of each of our proxy statement and Annual Report on Form 10-K may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: c/o Genpact LLC, 1155 Avenue of the Americas, 4th Floor, New York, New York 10036, Attention: Corporate Secretary, or by telephone at (646) 624-5913. If you would like to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or by telephone at (646) 624-5913.

2018 Proxy Statement | 65

Other Matters

Our board of directors does not know of any other matters that may come before the annual meeting. However, if any other matters are properly presented to the annual meeting, it is the intention of the persons named as proxies to vote, or otherwise act, in accordance with their judgment on such matters.

Electronic Submission of Proxies for Voting

If you own your common shares of record, you may submit your proxy to vote your shares over the Internet at www.investorvote.com/G by following the instructions on the enclosed proxy card. Proxies submitted over the Internet must be received by 1 a.m., Eastern Daylight Time, on May 8, 2018.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of submitting your proxy to vote over the Internet or by telephone, instructions for which will be provided by your bank or brokerage firm on your vote instruction form.

Management hopes that shareholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying postage-prepaid envelope (or submit your proxy to vote your shares over the Internet). A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Shareholders who attend the meeting may vote their shares personally even though they have sent in their proxies.

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Exhibit 1

GENPACT LIMITED

U.S. EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated April 4, 2018)

I.	PURPOSE OF THE PLAN

This U.S. Employee Stock Purchase Plan is intended to promote the interests of Genpact Limited, a Bermuda limited exempted company, by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.	ADMINISTRATION OF THE PLAN

The Compensation Committee is hereby appointed by the Board to serve as Plan Administrator and shall in that capacity have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423.  Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.	STOCK SUBJECT TO PLAN

A.The stock purchasable under the Plan shall be authorized but unissued or reacquired Shares, including Shares purchased on the open market.  The number of Shares reserved for issuance in the aggregate over the term of the Plan and the International Plan shall be limited to 4,200,000 Shares.

B.In the event of any recapitalization, stock split, reverse stock split, split-up or spin-off, reorganization, amalgamation, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares or as otherwise permitted under Bermuda law, the Plan Administrator shall adjust (i) the maximum number and class of securities issuable in the aggregate under the Plan and the International Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.	OFFERING PERIODS

A.Shares shall be offered for purchase under the Plan through a series of offering periods until such time as (i) the maximum number of Shares available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period.  Until such time as the Plan Administrator specifies otherwise, offering periods shall commence on the first business day in March, June, September and December each year and shall end on the last business day in the subsequent May, August, November and February each year respectively.

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C.Each offering period shall consist of a series of one or more successive Purchase Intervals.  Until such time as the Plan Administrator specifies otherwise, each offering period shall comprise of one Purchase Interval.

V.	ELIGIBILITY

A.Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on the start date of any subsequent Purchase Interval within that offering period, provided he or she remains an Eligible Employee.  Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on the start date of any subsequent Purchase Interval within that offering period on which he or she is an Eligible Employee.

B.Each Affiliate listed in attached Schedule A is a participating Company in this Plan as of April 4, 2018.  Each corporation that becomes an Affiliate at any time thereafter shall automatically become a participating Company in the Plan effective as of the start date of the offering period coincident with or next following the date on which it becomes such an Affiliate.

C.The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

D.An Eligible Employee must, in order to participate in the Plan for a particular offering period, complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms in accordance with enrollment procedures prescribed by the Plan Administrator (which may include accessing a third party administrator’s website and enrolling electronically) on or before his or her scheduled Entry Date.  The enrollment forms filed by a Participant for a particular offering period shall continue in effect for each subsequent offering period unless the Participant files new enrollment forms on or before the start date of any subsequent offering period or withdraws from the Plan.

VI.	PAYROLL DEDUCTIONS

A.The payroll deduction authorized by the Participant for purposes of acquiring Shares during an offering period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period, up to a maximum of fifteen percent (15%) or such lesser percentage as may be specified by the Plan Administrator prior to the start date of such offering period.  The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i)The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator.

(ii)The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator.  The new rate (which may not exceed the maximum payroll deduction percentage in effect for that offering period) shall become effective on the start date of the first Purchase Interval following the filing of such form.

B.Payroll deductions shall begin on the first pay day administratively feasible following the Participant’s Entry Date and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period.  The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account.  The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for

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general corporate purposes.  Payroll deductions collected in a currency other than U.S. Dollars shall be converted into U.S. Dollars on the last day of the Purchase Interval in which collected, with such conversion to be based on the exchange rate determined by the Plan Administrator in its sole discretion.

C.Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

D.Subject to Section VIII, the Participant’s acquisition of Shares under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Shares on any subsequent Purchase Date, whether within the same or a different offering period.

VII.	PURCHASE RIGHTS

A.Grant of Purchase Rights.  A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled.  The purchase right shall be granted on the Participant’s Entry Date and shall provide the Participant with the right to purchase Shares, in a series of successive installments during that offering period, upon the terms set forth below.  The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Affiliate.

B.Exercise of the Purchase Right.  Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and Shares shall accordingly be purchased on behalf of each Participant on each such Purchase Date.  The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole Shares at the purchase price in effect for the Participant for that Purchase Date.

C.Purchase Price.  The purchase price per share at which Shares will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be determined by the Plan Administrator at the start of each offering period and shall not be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per Share on the Participant’s Entry Date or (ii) the Fair Market Value per Share on that Purchase Date.  Until such time as otherwise determined by the Plan Administrator, the purchase price per share at which Shares will be purchased on each Purchase Date shall be ninety percent (90%) of the Fair Market Value per Share on that Purchase Date.

D.Number of Purchasable Shares.  The number of Shares purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date.  However, the maximum number of Shares purchasable per Participant on any one Purchase Date shall not exceed 1,000 shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitation to be in effect for the number of shares purchasable per Participant on each Purchase Date which occurs during that offering period and to establish the maximum number of Shares purchasable in total by all Participants enrolled in that particular offering period on each such Purchase Date.

E.Excess Payroll Deductions.  Any payroll deductions not applied to the purchase of Shares on any Purchase Date because they are not sufficient to purchase a whole Share shall be held for the purchase of shares on the next Purchase Date.  However, any payroll deductions not applied to the purchase of Shares by reason of the limitation on the maximum number of Shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

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F.Suspension of Payroll Deductions.  In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional Shares on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates.  The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

G.Withdrawal from Offering Period.  The following provisions shall govern the Participant’s withdrawal from an offering period:

(i)A Participant may withdraw from the offering period in which he or she is enrolled at any time prior to the next scheduled Purchase Date by filing the appropriate form in accordance with procedures prescribed by the Plan Administrator (which may include accessing a third party administrator’s website and electronically electing to withdraw), and no further payroll deductions shall be collected from the Participant with respect to that offering period.  Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date.  If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Purchase Interval in which such withdrawal occurs shall be refunded as soon as possible.

(ii)The Participant’s withdrawal from a particular offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period at a later date.  In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that Purchase Interval.

H.Termination of Purchase Right.  The following provisions shall govern the termination of outstanding purchase rights:

(i)Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded.

(ii)However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date.  In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave.  Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Company is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.  An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

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I.Change of Control.  Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change of Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change of Control occurs to the purchase of whole Shares at a purchase price per share not less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per Share on the Participant’s Entry Date into the offering period in which such individual is enrolled at the time of such Change of Control or (ii) the Fair Market Value per Share immediately prior to the effective date of such Change of Control.  The actual percentage purchase price shall be equal to the percentage price in effect under Article VII.C for the offering period in which the Participant is enrolled at the time of such Change of Control.  However, any applicable limitation on the number of Shares purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of Shares purchasable in total by all Participants on any one Purchase Date.

The Company shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of any Change of Control to all Participants, and the Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change of Control.

J.Proration of Purchase Rights.  Should the total number of Shares to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance in the aggregate under the Plan and the International Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Shares pro-rated to such individual, shall be refunded.

K.ESPP Brokerage Account.  The Plan Administrator may require that the Shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm.  The account will be known as the ESPP Brokerage Account.  The following policies and procedures shall be in place for any shares deposited into the Participant’s ESPP Broker Account until those shares have been held for the requisite period necessary to avoid a disqualifying disposition under the federal tax laws.  Accordingly, the shares must be held in the ESPP Brokerage Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the start date of the offering period in which the shares were purchased and (ii) the end of the one (1)-year measured from the actual purchase date of those shares.

The deposited shares shall not be transferable (either electronically or in certificate form) from the ESPP Brokerage Account until the required holding period for those shares is satisfied.  Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms.  Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the Participant may sell his or her shares.  Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Brokerage Account.  In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Brokerage Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account.  However, Shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account for use as collateral for a loan, unless those shares have been held for the required holding period.

To the extent the Plan Administrator requires that Shares be deposited in the ESPP Brokerage Account, the foregoing procedures shall apply to all Shares purchased by the Participant under the Plan, whether or not the Participant continues in employee status.

L.Assignability.  The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

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M.Shareholder Rights.  A Participant shall have no shareholder rights with respect to the Shares subject to his or her outstanding purchase right until the Shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased Shares.

VIII.	ACCRUAL LIMITATIONS

A.No Participant shall be entitled to accrue rights to acquire Shares pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Shares accrued under any other purchase right granted under the Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423)) of the Company or any Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Company or any Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i)The right to acquire Shares under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.

(ii)No right to acquire Shares under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire shares under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Shares (determined on the basis of the Fair Market Value per Share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C.If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D.In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.	EFFECTIVE DATE AND TERM OF THE PLAN

A.The Plan was adopted by the Board on February 6, 2008, and became effective on October 1, 2008.  The Plan was amended on April 15, 2009 to reduce the purchase price at which Shares are purchased effective with the offering period commencing on September 1, 2009.  The Plan was amended on July 23, 2009 to change the duration of the offering periods under the Plan effective with the offering period commencing on September 1, 2009.  The Plan was amended and restated by the Board on April 4, 2018, subject to shareholder approval at the 2018 Annual Shareholders Meeting, to extend the term of the Plan to August 31, 2028 and to make certain technical changes to facilitate Plan administration and conform the Plan to applicable laws and regulations.

B.Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in August 2028, (ii) the date on which all Shares available for issuance in the aggregate under the Plan and the International Plan shall have been sold pursuant to purchase rights exercised under the Plan and the International Plan or (iii) the date on which all purchase rights are exercised in connection with a Change of Control.  No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

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X.	AMENDMENT OF THE PLAN

A.The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval.

B.In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Company’s shareholders: (i) increase the number of Shares issuable in the aggregate under the Plan and the International Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the Shares purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

XI.	GENERAL PROVISIONS

A.All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B.Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C.The provisions of the Plan shall be governed by the laws of the State of New York without resort to that State’s conflict-of-laws rules.

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Schedule A

Corporations Participating in

U.S. Employee Stock Purchase Plan

As of April 4, 2018

BrightClaim, LLC

Endeavour Software Technologies Inc.

Genpact Insurance Administration Services Inc.

Genpact International, Inc.

Genpact LLC

Genpact Mortgage Services, Inc.

Genpact Onsite Services, Inc.

Genpact WB LLC

Headstrong Services, LLC

Jawood Business Process Solutions, L.L.C.

LeaseDimensions, Inc.

National Vendor, LLC

OnSource, LLC

Pharmalink Consulting Inc.

PNMsoft USA Inc.

RAGE Frameworks, Inc.

TandemSeven, Inc.

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APPENDIX

The following definitions shall be in effect under the Plan:

A.Affiliate shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), whether now existing or subsequently established.

B.Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan before deduction of any income or employment tax withholdings or contributions made by Participant to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Affiliate.

C.Board shall mean the Company’s Board of Directors.

D.Change of Control shall mean the occurrence of any of the following events:

(i)during any period of 24 consecutive months, individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) cease at any time during such period for any reason to constitute at least a majority of the Board; provided, however, that (A) any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs pursuant to an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”), other than the Board or any Specified Shareholder and (B) any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, was made by any of the Specified Shareholders shall be considered as though such individual were an Incumbent Director

(ii)the consummation of (A) a merger or amalgamation, consolidation, statutory share exchange, reorganization, recapitalization, tender offer or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable in connection with such transaction (each of the transactions referred to in this clause (A), being hereinafter referred to as a “Reorganization”) or (B) a sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Sale”), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto))  of the Company’s common shares or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization or Sale (such securities, the “Company Voting Securities”) continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of such Reorganization or Sale as a result of their ownership prior to such consummation of voting

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securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company or a Subsidiary), (2) no Person  (excluding (X) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity, (Y) any Specified Shareholder and (Z) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities)) becomes the beneficial owner, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii)the shareholders of the Company approve a voluntary plan of liquidation, winding up or dissolution of the Company, unless such liquidation, winding up  or dissolution is part of a transaction or series of transactions described in paragraph (i) above that does not otherwise constitute a Change of Control; or

(iv)any Person , corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than (A) any Specified Shareholder, B) the Company, (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate or (D) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities) becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company Voting Securities that is equal to or greater than 25%; provided, however, that for purposes of this subparagraph (iv) (and not for purposes of subparagraphs (i) through (iii) above), the following acquisitions shall not constitute a Change in Control:  (A) any acquisition by the Company or any Subsidiary, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation, (D) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (ii) above or (E) any acquisition directly from the Company.

E.Code shall mean the Internal Revenue Code of 1986, as amended.

F.Company shall mean Genpact Limited, a Bermuda limited exempted company, and any corporate successor to all or substantially all of the assets or voting stock of Genpact Limited that shall by appropriate action adopt the Plan.

G.Compensation Committee shall mean the Compensation Committee of the Board.

H.Eligible Employee shall mean any person who is employed by a Participating Company on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401 (a).

I.Entry Date shall mean the date an Eligible Employee first commences participating in the offering period in effect under the Plan.  The earliest Entry Date under the Plan shall be the Effective Date.

J.Exchange Act shall mean the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

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K.Fair Market Value per Share on any relevant date shall mean (i) the closing per share sales price of the Shares (A) as reported by the NYSE for such date or (B) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Plan Administrator.

L.International Plan shall mean the Company’s International Employee Stock Purchase Plan.

M.1933 Act shall mean the Securities Act of 1933, as amended.

N.Participant shall mean any Eligible Employee of a Participating Company who is actively participating in the Plan.

O.Participating Company shall mean the Company and such Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.  The Participating Companies in the Plan are listed in attached Schedule A.

P.Plan shall mean the Company’s U.S. Employee Stock Purchase Plan, as set forth in this document.

Q.Plan Administrator shall mean the Compensation Committee acting in its administrative capacity under the Plan.

R.Purchase Date shall mean the last business day of each Purchase Interval.

S.Purchase Interval shall mean each successive period within a particular offering period at the end of which there shall be purchased Shares on behalf of each Participant.

T.Shares shall mean the common shares of the Company, $0.01 par value per share.

U.Specified Shareholder shall mean Glory Investments A Limited, any entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under the common control of the foregoing and any successor entity to the foregoing.

V.Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

W.Subsidiary shall mean a body corporate which is a subsidiary of the Company (within the meaning of Section 86 of the Companies Act 1981 (Bermuda), as amended).

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GENPACT LIMITED

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated April 4, 2018)

I.	PURPOSE OF THE PLAN

This International Employee Stock Purchase Plan is intended to promote the interests of Genpact Limited, a Bermuda limited exempted company, by providing eligible employees of its Foreign Subsidiaries with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee stock purchase plan.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.	ADMINISTRATION OF THE PLAN

The Compensation Committee is hereby appointed by the Board to serve as Plan Administrator and shall in that capacity have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of applicable law.  Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.	STOCK SUBJECT TO PLAN

A.The stock purchasable under the Plan shall be authorized but unissued or reacquired Shares, including Shares purchased on the open market.  The number of Shares reserved for issuance in the aggregate over the term of the Plan and the U.S. Plan shall be limited to 4,200,000 Shares.

B.In the event of any recapitalization, stock split, reverse stock split, split-up or spin-off, reorganization, amalgamation, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares or as otherwise permitted under Bermuda law, the Plan Administrator shall adjust (i) the maximum number and class of securities issuable in the aggregate under the Plan and the U.S. Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.	OFFERING PERIODS

A.Shares shall be offered for purchase under the Plan through a series of offering periods until such time as (i) the maximum number of Shares available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period.  Until such time as the Plan Administrator specifies otherwise, offering periods shall commence on the first business day in March, June, September and December each year and shall end on the last business day in the subsequent May, August, November and February each year respectively.

C.Each offering period shall consist of a series of one or more successive Purchase Intervals.  Until such time as the Plan Administrator specifies otherwise, each offering period shall comprise of one Purchase Interval.

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V.	ELIGIBILITY

A.Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on the start date of any subsequent Purchase Interval within that offering period, provided he or she remains an Eligible Employee.  Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on the start date of any subsequent Purchase Interval within that offering period on which he or she is an Eligible Employee.

B.Each Foreign Subsidiary listed in attached Schedule A is a participating Foreign Subsidiary in this Plan as of April 4, 2018.  Each corporation that becomes a Foreign Subsidiary at any time thereafter shall automatically become a participating corporation in the Plan effective as of the start date of the offering period coincident with or next following the date on which it becomes such a subsidiary.

C.The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

D.An Eligible Employee must, in order to participate in the Plan for a particular offering period, complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms in accordance with enrollment procedures prescribed by the Plan Administrator (which may include accessing a third party administrator’s website and enrolling electronically) on or before his or her scheduled Entry Date.  The enrollment forms filed by a Participant for a particular offering period shall continue in effect for each subsequent offering period unless the Participant files new enrollment forms on or before the start date of any subsequent offering period or withdraws from the Plan.

VI.	PAYROLL DEDUCTIONS

A.Except to the extent otherwise determined by the Plan Administrator, payment for Shares purchased under the Plan shall be effected by means of the Participant’s authorized payroll deduction.

B.The payroll deduction authorized by the Participant for purposes of acquiring Shares during an offering period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period, up to a maximum of fifteen percent (15%) or such lesser percentage as may be specified by the Plan Administrator prior to the start date of such offering period.  The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i)The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator.

(ii)The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator.  The new rate (which may not exceed the maximum payroll deduction percentage in effect for that offering period) shall become effective on the start date of the first Purchase Interval following the filing of such form.

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C.Payroll deductions shall begin on the first pay day administratively feasible following the Participant’s Entry Date and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period.  The amounts so collected shall be credited to the Participant’s book account under the Plan but, except to the extent otherwise required by applicable law, no interest shall be paid on the balance from time to time outstanding in such account.  Except to the extent otherwise required by applicable law, the amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.  Payroll deductions collected in a currency other than U.S. Dollars shall be converted into U.S. Dollars on the last day of the Purchase Interval in which collected, with such conversion to be based on the exchange rate determined by the Plan Administrator in its sole discretion.  Any changes or fluctuations in the exchange rate at which the payroll deductions collected on the Participant’s behalf are converted into U.S. Dollars on each Purchase Date shall be borne solely by the Participant.

D.Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

E.Subject to Section VIII, the Participant’s acquisition of Shares under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Shares on any subsequent Purchase Date, whether within the same or a different offering period.

VII.	PURCHASE RIGHTS

A.Grant of Purchase Rights.  A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled.  The purchase right shall be granted on the Participant’s Entry Date and shall provide the Participant with the right to purchase Shares, in a series of successive installments during that offering period, upon the terms set forth below.  The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Affiliate.

B.Exercise of the Purchase Right.  Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and Shares shall accordingly be purchased on behalf of each Participant on each such Purchase Date.  The purchase shall be effected by applying the Participant’s payroll deductions (as converted into U.S. Dollars) for the Purchase Interval ending on such Purchase Date to the purchase of whole Shares at the purchase price in effect for the Participant for that Purchase Date.

C.Purchase Price.  The U.S. Dollar purchase price per share at which Shares will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be determined by the Plan Administrator at the start of each offering period and shall not be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per Share on the Participant’s Entry Date or (ii) the Fair Market Value per Share on that Purchase Date.  Until such time as otherwise determined by the Plan Administrator, the purchase price per share at which Shares will be purchased on each Purchase Date shall be ninety percent (90%) of the Fair Market Value per Share on that Purchase Date.

D.Number of Purchasable Shares.  The number of Shares purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date.  However, the maximum number of Shares purchasable per Participant on any one Purchase Date shall not exceed 1,000 shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the

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start of any offering period under the Plan, to increase or decrease the limitation to be in effect for the number of shares purchasable per Participant on each Purchase Date which occurs during that offering period and to establish the maximum number of Shares purchasable in total by all Participants enrolled in that particular offering period on each such Purchase Date.

E.Excess Payroll Deductions.  Any payroll deductions not applied to the purchase of Shares on any Purchase Date because they are not sufficient to purchase a whole Share shall be held for the purchase of shares on the next Purchase Date.  However, any payroll deductions not applied to the purchase of Shares by reason of the limitation on the maximum number of Shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

F.Suspension of Payroll Deductions.  In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional Shares on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates.  The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.  All refunds shall be in the currency in which paid by the Foreign Subsidiary.

G.Withdrawal from Offering Period.  The following provisions shall govern the Participant’s withdrawal from an offering period:

(i)A Participant may withdraw from the offering period in which he or she is enrolled at any time prior to the next scheduled Purchase Date by filing the appropriate form in accordance with procedures prescribed by the Plan Administrator (which may include accessing a third party administrator’s website and electronically electing to withdraw), and no further payroll deductions shall be collected from the Participant with respect to that offering period.  Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded (in the currency in which paid by the Foreign Subsidiary) or held for the purchase of shares on the next Purchase Date.  If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Purchase Interval in which such withdrawal occurs shall be refunded as soon as possible.

(ii)The Participant’s withdrawal from a particular offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period at a later date.  In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that Purchase Interval.

H.Termination of Purchase Right.  The following provisions shall govern the termination of outstanding purchase rights:

(i)Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded in the currency in which paid by the Foreign Subsidiary.

(ii)However, should the Participant cease to remain in activeservice by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval to be paid in the same currency in which paid by the Foreign Subsidiary or (b) have such funds held for the

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purchase of shares on his or her behalf on the next scheduled Purchase Date.  In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave.  Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Company is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.  An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly reenroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

I.Change of Control.  Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change of Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change of Control occurs to the purchase of whole Shares at a purchase price per share not less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per Share on the Participant’s Entry Date into the offering period in which such individual is enrolled at the time of such Change of Control or (ii) the Fair Market Value per Share immediately prior to the effective date of such Change of Control.  The actual percentage purchase price shall be equal to the percentage price in effect under Article VII.C for the offering period in which the Participant is enrolled at the time of such Change of Control.  For this purpose, payroll deductions shall be converted from the currency in which paid by the Foreign Subsidiary into U.S. Dollars on the exchange rate in effect on the purchase date.  However, any applicable limitation on the number of Shares purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of Shares purchasable in total by all Participants on any one Purchase Date.

The Company shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of any Change of Control to all Participants, and the Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change of Control.

J.Proration of Purchase Rights.  Should the total number of Shares to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance in the aggregate under the Plan and the U.S. Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Shares pro-rated to such individual, shall be refunded.

K.ESPP Brokerage Account.  The Plan Administrator may require that the Shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm.  The account will be known as the ESPP Brokerage Account.  The following policies and procedures shall be in place for any shares deposited into the Participant’s ESPP Broker Account until those shares have been held for the requisite period necessary to avoid a disqualifying disposition under the federal tax laws.  Accordingly, the shares must be held in the ESPP Brokerage Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the start date of the offering period in which the shares were purchased and (ii) the end of the one (1)-year measured from the actual purchase date of those shares.

L.The deposited shares shall not be transferable (either electronically or in certificate form) from the ESPP Brokerage Account until the required holding period for those shares is satisfied.  Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms.  Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

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The foregoing procedures shall not in any way limit when the Participant may sell his or her shares.  Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Brokerage Account.  In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Brokerage Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account.  However, Shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account for use as collateral for a loan, unless those shares have been held for the required holding period.

To the extent the Plan Administrator requires that Shares be deposited in the ESPP Brokerage Account, the foregoing procedures shall apply to all Shares purchased by the Participant under the Plan, whether or not the Participant continues in employee status.

M.Assignability.  The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

N.Shareholder Rights.  A Participant shall have no shareholder rights with respect to the Shares subject to his or her outstanding purchase right until the Shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased Shares.

O.Withholding Taxes.  The Company’s obligation to deliver Shares upon exercise of a purchase right under the Plan shall be subject to the satisfaction of all income, employment and payroll taxes, social insurance, contributions, payment on account obligations or other payments required to be collected, withheld or accounted for in connection with the purchase right.

VIII.	ACCRUAL LIMITATIONS

A.No Participant shall be entitled to accrue rights to acquire Shares pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Shares accrued under any other purchase right granted under the Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423)) of the Company or any Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand U.S. Dollars (U.S. $25,000.00) worth of stock of the Company or any Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i)The right to acquire Shares under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.

(ii)No right to acquire Shares under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire shares under one or more other purchase rights at a rate equal to Twenty-Five Thousand U.S. Dollars (U.S. $25,000.00) worth of Shares (determined on the basis of the Fair Market Value per Share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C.If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D.In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

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IX.	EFFECTIVE DATE AND TERM OF THE PLAN

A.The Plan was adopted by the Board on February 6, 2008, and became effective on October 1, 2008.  The Plan was amended on April 15, 2009 to reduce the purchase price at which Shares are purchased effective with the offering period commencing on September 1, 2009.  The Plan was amended on July 23, 2009 to change the duration of the offering periods under the Plan effective with the offering period commencing on September 1, 2009.  The Plan was amended and restated by the Board on April 4, 2018, subject to shareholder approval at the 2018 Annual Shareholders Meeting, to extend the term of the Plan to August 31, 2028 and to make certain technical changes to facilitate Plan administration and conform the Plan to applicable laws and regulations.

B.Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in August 2028, (ii) the date on which all Shares available for issuance in the aggregate under the Plan and the U.S. Plan shall have been sold pursuant to purchase rights exercised under the Plan and the U.S. Plan or (iii) the date on which all purchase rights are exercised in connection with a Change of Control.  No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.	AMENDMENT OF THE PLAN

A.The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval.

B.In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Company’s shareholders: (i) increase the number of Shares issuable in the aggregate under the Plan and the U.S. Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the Shares purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

XI.	GENERAL PROVISIONS

A.All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B.Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Foreign Subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Foreign Subsidiary employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C.The provisions of the Plan shall be governed by the laws of the State of New York without resort to that State’s conflict-of-laws rules.

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Schedule A

Corporations Participating in

International Employee Stock Purchase Plan

As of April 4, 2018

EDM S de RL de CV

Endeavour Software Technologies Private Limited

Genpact Enterprise Risk Consulting LLP

Genpact India Pvt. Ltd.

Genpact Services LLC – Philippines Branch

Headstrong Philippines, Inc.

Headstrong Services India Pvt. Ltd.

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APPENDIX

The following definitions shall be in effect under the Plan:

A.Affiliate shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), whether now existing or subsequently established.

B.Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan before deduction of any income tax or other withholdings.  However, base salary will not include any contributions made by the Company (or any parent or subsidiary) on the participant’s behalf to any benefit or other plan now existing or hereafter established.

C.Board shall mean the Company’s Board of Directors.

D.Change of Control shall mean the occurrence of any of the following events:

(i)during any period of 24 consecutive months, individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) cease at any time during such period for any reason to constitute at least a majority of the Board; provided, however, that (A) any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs pursuant to an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”), other than the Board or any Specified Shareholder and (B) any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, was made by any of the Specified Shareholders shall be considered as though such individual were an Incumbent Director.

(ii)the consummation of (A) a merger or amalgamation, consolidation, statutory share exchange, reorganization, recapitalization, tender offer or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable in connection with such transaction (each of the transactions referred to in this clause (A), being hereinafter referred to as a “Reorganization”) or (B) a sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Sale”), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto))  of the Company’s common shares or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization or Sale (such securities, the “Company Voting Securities”) continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of such Reorganization or Sale as a result of their ownership prior to such consummation of voting

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securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company or a Subsidiary), (2) no Person (excluding (X) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity (Y) any Specified Shareholder) and (Z) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities) becomes the beneficial owner, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii)the shareholders of the Company approve a voluntary plan of liquidation, winding up or dissolution of the Company, unless such liquidation, winding up or dissolution is part of a transaction or series of transactions described in paragraph (i) above that does not otherwise constitute a Change of Control; or

(iv)any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than (A) any Specified Shareholder, (B) the Company, (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate or (D) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities) becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company Voting Securities that is equal to or greater than 25%; provided, however, that for purposes of this subparagraph (iv) (and not for purposes of subparagraphs (i) through (iii) above), the following acquisitions shall not constitute a Change in Control:  (A) any acquisition by the Company or any Subsidiary, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation, (D) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (ii) above or (E) any acquisition directly from the Company.

E.Code shall mean the Internal Revenue Code of 1986, as amended.

F.Company shall mean Genpact Limited, a Bermuda limited exempted company, and any corporate successor to all or substantially all of the assets or voting stock of Genpact Limited that shall by appropriate action adopt the Plan.

G.Compensation Committee shall mean the Compensation Committee of the Board.

H.Eligible Employee shall mean any person who is employed by a Foreign Subsidiary and, unless otherwise mandated by local law, such person is employed on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401 (a).

I.Entry Date shall mean the date an Eligible Employee first commences participating in the offering period in effect under the Plan.  The earliest Entry Date under the Plan shall be the Effective Date.

J.Exchange Act shall mean the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

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K.Fair Market Value per Share on any relevant date shall mean (i) the closing per share sales price of the Shares (A) as reported by the NYSE for such date or (B) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Plan Administrator.

L.Foreign Subsidiary shall mean any Affiliate with non-U.S. employees as may be authorized from time to time by the Board to extend the benefits of the Plan to its Eligible Employees, provided the offer of the Plan to such employees is permitted under local law. The Foreign Subsidiaries participating in the Plan as of the Effective Date are listed in attached Schedule A.

M.1933 Act shall mean the Securities Act of 1933, as amended.

N.Participant shall mean any Eligible Employee of a Foreign Subsidiary who is actively participating in the Plan.

O.Plan shall mean the Company’s International Employee Stock Purchase Plan, as set forth in this document.

P.Plan Administrator shall mean the Compensation Committee acting in its administrative capacity under the Plan.

Q.Purchase Date shall mean the last business day of each Purchase Interval.

R.Purchase Interval shall mean each successive period within a particular offering period at the end of which there shall be purchased Shares on behalf of each Participant.

S.Shares shall mean the common shares of the Company, $0.01 par value per share.

T.Specified Shareholder shall mean Glory Investments A Limited, any entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under the common control of the foregoing and any successor entity to the foregoing.

U.Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

V.Subsidiary shall mean a body corporate which is a subsidiary of the Company (within the meaning of Section 86 of the Companies Act 1981 (Bermuda), as amended).

W.U.S. Plan shall mean the Genpact Limited U.S. Employee Stock Purchase Plan.

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Exhibit 2

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

This Proxy Statement includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations attributable to shareholders of Genpact Limited, or adjusted income from operations; and
•	Adjusted income from operations margin.

In addition to using these measures as compensation performance measures, we use these non-GAAP financial measures for our internal management reporting, budgeting and decision making purposes, including comparing our operating results to those of our competitors. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of our GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, we used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for our internal management reporting, budgeting and decision making purposes, including comparing our operating results to those of our competitors. However, considering our frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 we have used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for our internal management reporting, budgeting and decision-making purposes, including comparing our operating results to those of our competitors. For the same reasons, since April 2016 we have excluded the impairment of acquired intangible assets from the financial statements we use for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

We also use financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” we believe that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between our operating results and those of other companies. Additionally, in our calculations of such non-GAAP financial measures, we have adjusted other income and expenses, certain gains, losses and impairment charges attributable to equity-method investments, and gains or losses attributable to non-controlling interests because we view these interests as part of our ongoing operations.

Accordingly, we believe that the presentation of adjusted income from operations and adjusted income from operations margin, when read in conjunction with our reported results, can provide useful supplemental information to our investors and our management regarding financial and business trends relating to our financial condition and results of operations.

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A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations and income from operations margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation and amortization and impairment of acquired intangibles. We compensate for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

Reconciliation of Adjusted Income from Operations and Adjusted Income from Operations Margin

(Unaudited)

(In thousands)

	Year ended December 31,		Three months ended December 31,
	2016	2017	2016	2017
Income from operations	$340,777	$328,627	$98,091	$72,049
Add: Stock-based compensation	25,113	35,685	6,769	13,283
Add: Amortization and impairment of acquired intangible assets	25,023	35,467	6,816	11,390
Add: Acquisition-related expenses	1,956	5,886	120	131
Add: Other income (expense), net	10,120	26,238	2,948	17,227
Less: Equity-method investment activity, net	(7,698)	(4,543)	(1,362)	24
Add: Net loss attributable to redeemable non-controlling interest	2,137	2,270	232	944
Adjusted income from operations	$397,428	$429,630	$113,614	$115,048
Adjusted income from operations margin	15.5%	15.7%	16.7%	15.7%

2018 Proxy Statement |E-24

2018 Annual Meeting Admission Ticket

2018 Annual General Meeting of

Genpact Limited Shareholders

May 8, 2018, 10 AM Local Time

Chancellor Room

Fairmont Chicago Millennium Park Hotel

200 N Columbus Drive

Chicago, Illinois 60601

Upon arrival, please present this admission ticket and photo identification at the registration desk.

To enroll to receive future proxy materials on-line, please go to www.computershare-na.com/green

IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND

RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Genpact Limited

Notice of 2018 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 8, 2018

Edward J. Fitzpatrick and Heather D. White, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Genpact Limited to be held on May 8, 2018 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all of the director nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Admission Ticket

Electronic Voting Instructions

You can vote by Internet!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may submit your proxy by Internet as detailed below.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 1 a.m., Eastern Daylight Time, on May 8, 2018.

Vote by Internet

•	Go to www.envisionreports.com/G
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.    ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND

RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all of the director nominees included in Proposal 1 and FOR Proposals 2, 3 and 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain			For	Against	Abstain
	01 - N.V. Tyagarajan	☐	☐	☐	02 - Robert Scott	☐	☐	☐	03 - Amit Chandra		☐	☐	☐
	04 - Laura Conigliaro	☐	☐	☐	05 - David Humphrey	☐	☐	☐	06 - Carol Lindstrom		☐	☐	☐
	07 - James Madden	☐	☐	☐	08 - Alex Mandl	☐	☐	☐	09 - CeCelia Morken		☐	☐	☐
	10 - Mark Nunnelly	☐	☐	☐	11 - Mark Verdi	☐	☐	☐

									For	Against	Abstain
2.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers.								☐	☐	☐

									For	Against	Abstain
3.	To approve the amendment and restatement of the Genpact Limited Employee Stock Purchase Plans.								☐	☐	☐

									For	Against	Abstain
4.	To approve the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018.								☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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